                                                                   Exhibit 10.32




                                REVOLVING CREDIT
                                       AND
                               TERM LOAN AGREEMENT


                            DATED as of March 2, 1999


                                  by and among


                             MERCURY AIR GROUP, INC.
                                (the "Borrower")


                      The Banks listed on Schedule 1 hereto
                                 (the "Banks"),

                                       and
                           BANKBOSTON, N.A., as Agent
                                  (the "Agent")

                     with BANCBOSTON ROBERTSON STEPHENS INC.
                 having acted as Arranger and Syndication Agent

                                   TABLE OF CONTENTS

1.   DEFINITIONS AND RULES OF INTERPRETATION.......................................1
        1.1.   Definitions.........................................................1
        1.2.   Rules of Interpretation.............................................25
2.   THE REVOLVING CREDIT FACILITY.................................................26
        2.1.   Commitment to Lend..................................................26
        2.2.   Commitment Fee......................................................26
        2.3.   Reduction of Total Revolving Credit Commitment......................27
        2.4.   The Revolving Credit Notes..........................................27
        2.5.   Interest on Revolving Credit Loans..................................28
        2.6.   Requests for Revolving Credit Loans.................................28
               2.6.1.   In General.................................................28
               2.6.2.   Loans to Cover Reimbursement Obligations...................29
        2.7.   Conversion Options..................................................29
               2.7.1.   Conversion to Different Type of Revolving Credit Loan......29
               2.7.2.   Continuation of Type of Revolving Credit Loan..............30
               2.7.3.   Eurodollar Rate Loans......................................30
        2.8.   Funds for Revolving Credit Loans....................................30
               2.8.1.   Funding Procedures.........................................31
               2.8.2.   Advances by Agent..........................................31
        2.9.   The Swing Line......................................................32
               2.9.1.   Advances by Agent..........................................32
               2.9.2.   Notice of Borrowing........................................32
               2.9.3.   Interest on Swing Line Loans...............................33
               2.9.4.   Repayment of Swing Line Loans..............................33
               2.9.5.   The Swing Line Note........................................34
3.   REPAYMENT OF THE REVOLVING CREDIT LOANS.......................................35
        3.1.   Maturity............................................................35
        3.2.   Mandatory Repayments of Revolving Credit Loans......................35
        3.3.   Optional Repayments of Revolving Credit Loans.......................35
4.   THE TERM LOAN.................................................................36
        4.1.   Commitment to Lend..................................................36
        4.2.   The Term Notes......................................................37
        4.3.   Schedule of Installment Payments of Principal of Term Loan;
               Mandatory Prepayments...............................................37
        4.4.   Optional Prepayment of Term Loan....................................38
        4.5.   Interest on Term Loans..............................................39
               4.5.1.   Interest Rates.............................................39
               4.5.2.   Payment of Interest........................................39
               4.5.3.   Notification by Borrower...................................39
               4.5.4.   Amounts, etc...............................................40
5.   LETTERS OF CREDIT.............................................................40
        5.1.   Letter of Credit Commitments........................................40
               5.1.1.   Commitment to Issue Letters of Credit......................40
               5.1.2.   Letter of Credit Applications..............................41
               5.1.3.   Terms of Letters of Credit.................................41
               5.1.4.   Reimbursement Obligations of Banks.........................41
               5.1.5.   Participations of Banks....................................41
               5.1.6.   Reduction of Letter of Credit Limit........................41
        5.2.   Reimbursement Obligation of the Borrower............................42
        5.3.   Letter of Credit Payments...........................................43
        5.4.   Obligations Absolute................................................43
        5.5.   Reliance by Issuer..................................................44

        5.6.   Letter of Credit Fees...............................................44
6.   THE ACQUISITION FACILITY......................................................45
        6.1.   Commitment to Lend..................................................45
        6.2.   Commitment Fee......................................................45
        6.3.   Reduction of Total Acquisition Loan Commitment......................46
        6.4.   The Acquisition Notes...............................................46
        6.5.   Interest on Acquisition Loans.......................................46
        6.6.   Requests for Acquisition Loans......................................47
        6.7.   Funds for Acquisition Loans.........................................47
               6.7.1.   Funding Procedures.........................................47
               6.7.2.   Advances by Agent..........................................48
7.   REPAYMENT OF THE ACQUISITION LOANS............................................48
        7.1.   Maturity............................................................48
        7.2.   Mandatory Repayments of Acquisition Loans...........................49
        7.3.   Optional Repayments of Acquisition Loans............................49
8.   CERTAIN MANDATORY PREPAYMENTS.................................................49
        8.1.   Mandatory Prepayments from New Equity...............................49
        8.2.   Mandatory Prepayments from Additional Indebtedness..................50
        8.3.   Mandatory Prepayments from Asset Sales..............................50
        8.4.   Application of Proceeds; Etc........................................50
9.   CERTAIN GENERAL PROVISIONS....................................................51
        9.1.   Closing and Other Fees..............................................51
        9.2.   Funds for Payments..................................................51
               9.2.1.   Payments to Agent..........................................51
               9.2.2.   No Offset, etc.............................................51
        9.3.   Computations........................................................52
        9.4.   Inability to Determine Eurodollar Rate..............................52
        9.5.   Illegality..........................................................52
        9.6.   Additional Costs, etc...............................................53
        9.7.   Capital Adequacy....................................................54
        9.8.   Certificate.........................................................55
        9.9.   Indemnity...........................................................55
        9.10.  Interest After Default..............................................55
               9.10.1.   Overdue Amounts...........................................55
               9.10.2.   Amounts Not Overdue.......................................55
10.   COLLATERAL SECURITY AND GUARANTIES...........................................56
        10.1.  Security of Borrower................................................56
        10.2.  Guaranties and Security of Subsidiaries.............................56
        10.3.  Negative Pledge and Double Negative Pledge..........................56
11.   REPRESENTATIONS AND WARRANTIES...............................................56
        11.1.  Corporate Authority.................................................56
               11.1.1.   Incorporation; Good Standing..............................56
               11.1.2.   Authorization.............................................57
               11.1.3.   Enforceability............................................57
        11.2.  Governmental Approvals..............................................57
        11.3.  Title to Properties; Leases.........................................57
        11.4.  Financial Statements................................................58
               11.4.1.   Financial Statements......................................58
               11.4.2.   Projections...............................................58
        11.5.  No Material Changes, etc............................................58
        11.6.  Franchises, Patents, Copyrights, etc................................59
        11.7.  Litigation..........................................................59
        11.8.  No Materially Adverse Contracts, etc................................59
        11.9.  Compliance with Other Instruments, Laws, etc........................59
        11.10. Tax Status..........................................................60

        11.11.   No Event of Default...............................................60
        11.12.   Holding Company and Investment Company Acts.......................60
        11.13.   Absence of Financing Statements, etc..............................60
        11.14.   Perfection of Security Interest...................................60
        11.15.   Certain Transactions..............................................61
        11.16.   Employee Benefit Plans............................................61
                 11.16.1.   In General.............................................61
                 11.16.2.   Terminability of Welfare Plans.........................61
                 11.16.3.   Guaranteed Pension Plans...............................61
                 11.16.4.   Multiemployer Plans....................................62
        11.17.   Use of Proceeds; Regulations U and X..............................62
        11.18.   Environmental Compliance..........................................63
        11.19.   Subsidiaries, etc.................................................65
        11.20.   Bank Accounts.....................................................65
        11.21.   Subordinated Debt Documents; Bond Documents.......................65
        11.22.   Disclosure........................................................65
        11.23.   Fiscal Year.......................................................65
        11.24.   Solvency..........................................................65
        11.25.   Chief Executive Offices...........................................66
        11.26.   Insurance.........................................................66
        11.27.   Year 2000 Problem.................................................66
        11.28.   Government Contracts..............................................66
12.   AFFIRMATIVE COVENANTS OF THE BORROWER........................................66
        12.1.    Punctual Payment..................................................67
        12.2.    Maintenance of Office.............................................67
        12.3.    Records and Accounts..............................................67
        12.4.    Financial Statements, Certificates and Information................67
        12.5.    Notices...........................................................69
                 12.5.1.   Defaults................................................69
                 12.5.2.   Environmental Events....................................69
                 12.5.3.   Notification of Claims against Collateral...............70
                 12.5.4.   Notice of Litigation and Judgments......................70
                 12.5.5.   Notice of Material Adverse Change.......................70
        12.6.   Corporate Existence; Maintenance of Properties.....................71
        12.7.   Insurance..........................................................71
        12.8.   Taxes..............................................................71
        12.9.   Inspection of Properties and Books, etc............................72
                12.9.1.   General..................................................72
                12.9.2. ...........................................................72
                Appraisals.........................................................72
                12.9.3.   Environmental Assessments................................72
                12.9.4.   Communications with Accountants..........................73
        12.10.  Compliance with Laws, Contracts, Licenses, and Permits.............73
        12.11.  Employee Benefit Plans.............................................74
        12.12.  Use of Proceeds....................................................74
        12.13.  Additional Mortgaged Property......................................74
        12.14.  Bank Accounts......................................................74
        12.15.  Interest Rate Protection Arrangements..............................74
        12.16.  Additional Landlord Consents.......................................75
        12.17.  Further Assurances.................................................75
13.   CERTAIN NEGATIVE COVENANTS OF THE BORROWER...................................75
        13.1.   Restrictions on Indebtedness.......................................75
        13.2.   Restrictions on Liens..............................................77
        13.3.   Restrictions on Investments........................................78
        13.4.   Restricted Payments................................................79
        13.5.   Merger, Consolidation and Disposition of Assets....................80

                13.5.1.   Mergers and Acquisitions................................80
                13.5.2.   Disposition of Assets...................................80
        13.6.   Sale and Leaseback................................................80
        13.7.   Compliance with Environmental Laws................................80
        13.8.   Employee Benefit Plans............................................81
        13.9.   Bank Accounts.....................................................82
        13.10.  Transactions with Affiliates......................................82
        13.11.  Fiscal Year.......................................................82
        13.12.  Prohibition on Negative Pledges...................................82
        13.13.  Restriction of Upstream Limitations...............................82
        13.14.  Charter Amendments................................................82
        13.15.  Creation of Subsidiaries..........................................82
        13.16.  Conduct of Business...............................................83
        13.17.  Modification of Documents.........................................83
        13.18.  Prepayment of Other Indebtedness..................................83
14.   FINANCIAL COVENANTS OF THE BORROWER.........................................83
        14.1.   Leverage Ratio....................................................83
        14.2.   Senior Debt Ratio.................................................84
        14.3.   Debt Service Coverage Ratio.......................................84
        14.4.   Consolidated Tangible Net Worth...................................84
        14.5.   Quick Ratio.......................................................85
        14.6.   Capital Expenditures..............................................85
        14.7.   Consolidated Net Income...........................................85
15.   CLOSING CONDITIONS..........................................................85
        15.1.   Loan Documents....................................................85
        15.2.   Certified Copies of Charter Documents.............................86
        15.3.   Corporate Action..................................................86
        15.4.   Incumbency Certificate............................................86
        15.5.   Validity of Liens.................................................86
        15.6.   Perfection Certificates and UCC Search Results....................86
        15.7.   Title Insurance...................................................86
        15.8.   Landlord Consents.................................................87
        15.9.   Financial Statements, Projections.................................87
        15.10.  No Material Adverse Change........................................87
        15.11.  No Litigation.....................................................87
        15.12.  No Adverse Information............................................87
        15.13.  Subordinated Debt Documents and Bond Documents....................88
        15.14.  Certificates of Insurance.........................................88
        15.15.  Opinions of Counsel...............................................88
        15.16.  Payoff Letter.....................................................88
        15.17.  Disbursement Instructions.........................................88
        15.18.  Payment of Fees...................................................88
16.   CONDITIONS TO ALL BORROWINGS................................................89
        16.1.   Representations True; No Event of Default.........................89
        16.2.   No Legal Impediment...............................................89
        16.3.   Governmental Regulation...........................................90
        16.4.   Proceedings and Documents.........................................90
        16.5.   Additional Conditions to Acquisition Loans........................90
17.   EVENTS OF DEFAULT; ACCELERATION; ETC........................................90
        17.1.   Events of Default and Acceleration................................91
        17.2.   Termination of Commitments........................................95
        17.3.   Remedies..........................................................95
        17.4.   Distribution of Collateral Proceeds...............................96
18.   SETOFF......................................................................96
19.   THE AGENT...................................................................97
        19.1.   Authorization.....................................................97

        19.2.   Employees and Agents...............................................98
        19.3.   No Liability.......................................................98
        19.4.   No Representations.................................................99
                19.4.1.   General..................................................99
                19.4.2.   Closing Documentation, Etc...............................99
        19.5.   Payments...........................................................100
                19.5.1.   Payments to Agent........................................100
                19.5.2.   Distribution by Agent....................................100
                19.5.3.   Delinquent Banks.........................................100
        19.6.   Holders of Notes...................................................101
        19.7.   Indemnity..........................................................101
        19.8.   Agent as Bank......................................................101
        19.9.   Resignation........................................................101
        19.10.  Notification of Defaults and Events of Default.....................102
        19.11.  Duties in the Case of Enforcement..................................102
20.   EXPENSES.....................................................................102
21.   INDEMNIFICATION..............................................................103
22.   SURVIVAL OF COVENANTS, ETC...................................................104
23.   ASSIGNMENT AND PARTICIPATION.................................................105
        23.1.   Conditions to Assignment by Banks..................................105
        23.2.   Certain Representations and Warranties; Limitations; Covenants.....105
        23.3.   Register...........................................................107
        23.4.   New Notes..........................................................107
        23.5.   Participations.....................................................108
        23.6.   Disclosure.........................................................108
        23.7.   Assignee or Participant Affiliated with the Borrower...............108
        23.8.   Miscellaneous Assignment Provisions................................109
        23.9.   Assignment the Borrower............................................109
24.   NOTICES, ETC.................................................................109
25.   GOVERNING LAW................................................................110
26.   HEADINGS.....................................................................111
27.   COUNTERPARTS.................................................................111
28.   ENTIRE AGREEMENT, ETC........................................................111
29.   WAIVER OF JURY TRIAL.........................................................111
30.   CONSENTS, AMENDMENTS, WAIVERS, ETC...........................................111
31.   SEVERABILITY.................................................................112
32.   CONFIDENTIALITY..............................................................112
33.   PRIOR REIMBURSEMENT AGREEMENT SUPERSEDED.....................................113

                             Schedules and Exhibits
                             ----------------------
              Schedules
              ---------
Schedule 1 Banks; Commitments; Commitment Percentages; Domestic Lending Offices; Eurodollar Lending Offices
Schedule 11.3         Title to Properties
Schedule 11.6         Franchises, Patents, Copyrights
Schedule 11.7         Litigation
Schedule 11.18        Environmental Matters
Schedule 11.19        Subsidiaries
Schedule 11.20        Bank Accounts
Schedule 11.25        Chief Executive Offices
Schedule 11.28        Government Contracts
Schedule 13.1         Existing Indebtedness
Schedule 13.2         Existing Liens
Schedule 13.3         Existing Investments
Schedule 15.8         Certain Leaseholds


               Exhibits
               --------
Exhibit A-1           Form of Revolving Credit Note
Exhibit A-2           Form of Swing Line Note
Exhibit A-3           Form of Term Note
Exhibit A-4           Form of Acquisition Note
Exhibit B             Form of Loan Request
Exhibit C             Form of Compliance Certificate
Exhibit D             Form of Assignment and Acceptance

                                REVOLVING CREDIT
                                       AND
                               TERM LOAN AGREEMENT

        This REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of March 2, 1999, by and among (a) MERCURY AIR GROUP, INC., a New York corporation (the "Borrower") having its principal place of business at 5456 McConnell Avenue, Los Angeles, California 90066, (b) BANKBOSTON, N.A., a national banking association and the other lending institutions listed on Schedule 1 hereto and (c) BANKBOSTON, N.A., as agent for itself and such other lending institutions.
                    1.  DEFINITIONS AND RULES OF INTERPRETATION.

        1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

        Acquisition Loan Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to make Acquisition Loans to the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

        Acquisition Loan Commitment Fee.  See Section 6.2.

        Acquisition Loan Commitment Percentage. With respect to any Bank, the percentage set forth opposite the name of such Acquisition Loan Bank on Schedule 1 hereto in the column entitled "Acquisition Loan Commitment Percentage".

        Acquisition Loans. Loans made or to be made by the Banks to the Borrower pursuant to Section 6.

        Acquisition Loan Note Record. A Record with respect to an Acquisition Note.

        Acquisition Notes.  See Section 6.4.

        Adjustment Date. The first day of the month immediately following the month in which a Compliance Certificate is delivered by the Borrower pursuant to
Section 12.4(d).

        Affiliate. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

        Agent. BankBoston, N.A., in its capacity as agent for the Banks.

        Agent's Fee Letter. See Section 9.1.

        Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

        Agent's Special Counsel. Bingham Dana LLP or such other counsel as may be approved by the Agent.

        Aggregate Term Loan Amount.  See Section 4.1.

        Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin for each Loan shall be the applicable percentage set forth below such Loan with respect to the Senior Debt Ratio, determined as of the end of the fiscal quarter of the Borrower immediately preceding the date of the applicable Compliance Certificate:

                                                   BASE RATE    EURODOLLAR RATE
     LEVEL         SENIOR DEBT RATIO                 LOANS           LOANS
     -----         -----------------               ---------    ---------------
     I             > 2.75:1.00                       0.50%           2.25%

     II            > 2.25:1.00 and less than         0.25%           2.00%
                   -
                   2.75:1.00

     III           > 1.75:1.00 and less than         0.00%           1.75%
                   -
                   2.25:1.00

     IV            > 1.25:1.00 and less than         0.00%           1.50%
                   -
                   1.75:1.00

     V             < 1.25:1.00                       0.00%           1.25%

Notwithstanding the foregoing, (a) until the delivery of the Compliance Certificate for the fiscal quarter of the Borrower ending on March 31, 1999, the Applicable Margin shall not be less than the percentage corresponding to Level III in the table above and (b) if the Borrower fails to deliver any Compliance Certificate pursuant to Section 12.4(d) hereof, then for the period commencing on the date such Compliance Certificate was due through the date immediately preceding the Adjustment Date that occurs immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be that percentage corresponding to Level I in the table above.

        Arranger.  BancBoston Robertson Stephens Inc.

        Asset Disposition. The disposition of any property or asset of the Borrower or any of its Subsidiaries, whether by sale, lease, transfer or otherwise, other than (i) the sale of inventory, (ii) the sale or other disposition of obsolete equipment or (iii) repair or replacement of equipment, in each case in the ordinary course of business consistent with past practices.

        Assignment and Acceptance.  See Section 23.1.

        Balance Sheet Date.  June 30, 1998.

        Banks. BKB and the other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to Section 23.

        Base Rate. The higher of (i) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts, as its "base rate" and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent. Any change in the Base Rate due to a change in BKB's "base rate" or the Federal Funds Effective Rate shall be effective on the effective day of such changes in BKB's "base rate" or the Federal Funds Effective Rate, as applicable.

        Base Rate Loans. Revolving Credit Loans, Swing Line Loans, Acquisition Loans and all or any portion of the Term Loan bearing interest calculated by reference to the Base Rate.

        BKB. BankBoston, N.A., a national banking association, in its individual capacity.

        Bonds.  See definition of the term Bond Documents.

        Bond Documents. Collectively, (i) that certain Indenture of Trust dated as of April 1, 1998 by and between CEDFA and U.S. Bank Trust National Association, as Trustee, (ii) that certain Loan Agreement dated as of April 1, 1998 by and between CEDFA and the Borrower, (iii) those certain Variable Rate Demand Airport Facilities Revenue Bonds, Series 1998 (Mercury Air Group, Inc. Project) (the "Bonds") and (iv) the other documents and instruments executed in connection therewith, in each case in the form delivered to the Agent on or prior to the Closing Date.

        Borrower.  As defined in the preamble hereto.

        Business Day. Any day on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

        Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

        Capital Expenditures. For any period, the aggregate of all amounts paid or indebtedness incurred by the Borrower or any of its Subsidiaries in connection with the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles less the Net Cash Proceeds realized by the Borrower or such Subsidiaries from sales of Capital Assets during such period. For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Borrower or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.

        Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

        Cash Equivalents. Investments owned by the Borrower or any of its Subsidiaries of the types described in clauses (a) through (d) of Section 13.3.

        CEDFA.  The California Economic Development Financing Authority.

        CERCLA.  See Section 11.18.

        Closing Date. The first date on which the conditions set forth in Sections 15 and 16 have been satisfied and any Revolving Credit Loans, Swing Line Loans, Acquisition Loans and the Term Loan are to be made or any Letter of Credit is to be issued hereunder.

        Closing Fee Letter.  See Section 9.1.

        Code.  The Internal Revenue Code of 1986.

        Collateral. All of the property, rights and interests of the Borrower and its Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

        Commitment. With respect to any Bank, its Revolving Credit Commitment, and/or its Acquisition Commitment, and/or its ratable share of the outstanding principal amount of the Term Loan, as the context may require.

        Commitment Fees. The Revolving Credit Commitment Fee and the Acquisition Loan Commitment Fee.

        Commitment Fee Rate. For each Rate Adjustment Period, the Commitment Fee Rate shall be the applicable percentage set forth below with respect to the Senior Debt Ratio, determined as of the end of the fiscal quarter of the Borrower immediately preceding the date of the applicable Compliance
Certificate:


         LEVEL                SENIOR DEBT RATIO         COMMITMENT FEE RATE
         -----                -----------------         -------------------
         I              > 2.75:1.00                             0.500%
                        -

         II             > 2.25:1.00 and less than               0.425%
                        -
                        2.75:1.00

         III            > 1.75:1.00 and less than               0.375%
                        -
                        2.25:1.00

         IV             > 1.25:1.00 and less than               0.325%
                        -
                        1.75:1.00

         V              < 1.25:1.00                             0.250%

        Notwithstanding the foregoing, (a) until the delivery of the Compliance Certificate for the fiscal quarter of the Borrower ending on March 31, 1999, the Commitment Fee Rate shall not be less than the percentage corresponding to Level III in the table above and (b) if the Borrower fails to deliver any Compliance Certificate pursuant to Section 12.4(d) hereof, then for the period commencing on the date such Compliance Certificate was due through the date immediately preceding the Adjustment Date that occurs immediately following the date on which such Compliance Certificate is delivered, the Commitment Fee Rate shall be that percentage corresponding to Level I in the table above.

        Commitment Percentage. With respect to any Bank, its Revolving Credit Commitment Percentage, and/or its Acquisition Loan Commitment Percentage, and/or its ratable share of the outstanding principal amount of the Term Loan, as the context may require.

        Compliance Certificate.  See Section 12.4(d).

        Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

        Consolidated Current Liabilities. All liabilities and other Indebtedness of the Borrower and its Subsidiaries on a consolidated basis maturing on demand or within one (1) year from the date as of which Consolidated Current Liabilities are to be determined, and such other liabilities as may properly be classified as current liabilities in accordance with generally accepted accounting principles.

        Consolidated EBITDA. With respect to any Person and for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period, after all expenses and other proper charges, plus, without duplication and to the extent deducted from the calculation of Consolidated Net Income for such period (a) payment or provision for any income taxes for such period, (b) interest expense for such period, and (c) depreciation and amortization for such period, determined on a consolidated basis for such Persons in accordance with generally accepted accounting principles.

        Consolidated Funded Debt. As at any date of determination, the aggregate amount of Indebtedness of the Borrower and its Subsidiaries for borrowed money (including without limitation Indebtedness evidenced by notes or bonds), the deferred purchase price of assets and Capitalized Leases, in respect of reimbursement obligations for letters of credit, and all Indebtedness of another Person guaranteed by the Borrower or any of its Subsidiaries, determined on a consolidated basis for such Persons in accordance with generally accepted accounting principles.

        Consolidated Net Income. With respect to any Person and for any period, the consolidated net income (or deficit) of such Person and its Subsidiaries for such period, after deduction of all expenses, taxes, and other proper charges, determined on a consolidated basis for such Persons in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary nonrecurring items of income.

        Consolidated Quick Assets. All of the assets of the Borrower and its Subsidiaries on a consolidated basis consisting of (i) cash, (ii) Cash Equivalents, (iii) good and collectible accounts receivable as determined by the Borrower in accordance with established practice consistently applied if payable and outstanding not more than sixty (60) days after the date of the shipment of goods or the other transaction out of which any such account receivable arose, and (iv) inventory if and to the extent that the same shall consist of saleable finished goods ready and available for shipment to purchasers thereof; provided that accounts receivable shall be taken at their face value less reserves determined to be sufficient in accordance with generally accepted accounting principles.

        Consolidated Operating Cash Flow. With respect to the Borrower and its Subsidiaries and for any period, an amount equal to (i) Consolidated EBITDA of the Borrower and its Subsidiaries for such period, minus (ii) cash payments for all taxes paid during such period, minus (iii) twenty percent (20%) of Restricted Capital Expenditures of the Borrower and its Subsidiaries made during such period.

        Consolidated Senior Debt. Consolidated Funded Debt minus the aggregate outstanding amount of the Subordinated Debt and any other unsecured Indebtedness of the Borrower and/or any of its Subsidiaries which is subordinated and made junior to the payment and performance in full of the Obligations on such terms and conditions and pursuant to such documents and instruments as shall be acceptable to the Banks and the Agent.

        Consolidated Tangible Net Worth. The excess of Consolidated Total Assets over Consolidated Total Liabilities, and less the sum of:

               (a) the total book value of all assets of the Borrower and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

               (b) all amounts representing any write-up in the book value of any assets of the Borrower and its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Data; plus

               (c) to the extent otherwise included in the computation of Consolidated Tangible Net Worth, any subscriptions receivable.

        Consolidated Total Assets. All assets of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles.

        Consolidated Total Debt Service. With respect to the Borrower and its Subsidiaries and for any period, the sum of (i) Consolidated Total Interest Expense for such period plus (ii) any and all scheduled repayments of principal during such period in respect of Indebtedness for borrowed money (including without limitation Indebtedness evidenced by notes or bonds), the deferred purchase price of assets, or Capitalized Leases.

        Consolidated Total Interest Expense. For any period, the aggregate amount of interest paid or payable in cash by the Borrower and its Subsidiaries during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including commitment fees, letter of credit fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

        Consolidated Total Liabilities. All liabilities of the Borrower and its Subsidiaries as would be required to be shown on a consolidated balance sheet of such Persons, determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of the Borrower and its Subsidiaries, whether or not so classified.

        Conversion Request. A notice given by the Borrower to the Agent of the Borrower's election to convert or continue a Loan in accordance with Section 2.7, Section 4.5.3, or Section 6.6.

        Copyright Memorandum. The Memorandum of Grant of Security Interest in Copyrights, dated or to be dated on or prior to the Closing Date, made by the Borrower and/or any of its Subsidiaries in favor of the Agent and in form and substance satisfactory to the Agent.

        Credit Agreement. This Revolving Credit and Term Loan Agreement, including the Schedules and Exhibits hereto.

        Default. Any event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default; provided that the entry by the Borrower into a definitive agreement providing for (i) the sale of all or substantially all of the assets of the Borrower, (ii) the merger of the Borrower into, or acquisition of the Borrower by, any other Person, or (iii) any other event which, if consummated, would constitute an Event of Default under Section 17.1(t), shall not be a Default hereunder so long as (a) the transaction contemplated by such agreement constitutes a Permitted Sale Event and (b) the consummation of the transaction contemplated by such agreement shall constitute an immediate Event of Default hereunder.

        Delinquent Bank:  See Section 19.5.3.

        Dollars or $. Dollars in lawful currency of the United States of America.

        Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States of America that will be making or maintaining Base Rate Loans.

        Domestic Subsidiary. A Subsidiary of the Borrower organized under the laws of any state or the District of Columbia of the United States of America.

        Drawdown Date. The date on which any Revolving Credit Loan, Swing Line Loan, Acquisition Loan or all or any portion of the Term Loan is made or is to be made, and the date on which any (i) Revolving Credit Loan is converted or continued in accordance with Section 2.7, (ii) any Acquisition Loan is converted or continued in accordance with Section 6.6, or (iii) all or any portion of the Term Loan is converted or continued in accordance with Section 4.5.3.

        Eligible Assignee. Any of (i) a commercial bank, insurance company or commercial finance company or other financial institution organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; and (v) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other Person approved by the Agent, such approval not to be unreasonably withheld.

        Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained of contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

        Environmental Laws.  See Section 11.18(a).

        ERISA.  The Employee Retirement Income Security Act of 1974, as amended.

        ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

        ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

        Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

        Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other Eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

        Eurodollar Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

        Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (i) the rate per annum at which the Agent's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

        Eurodollar Rate Loans. Revolving Credit Loans, Acquisition Loans and all or any portion of the Term Loan bearing interest calculated by reference to the Eurodollar Rate.

        Event of Default.  See Section 17.1.

        Excluded Indebtedness. Indebtedness permitted to be incurred pursuant to the provisions of Section 13.1(a) through Section 13.1(k), inclusive.

        Fee Letters. Collectively, the Closing Fee Letter and the Agent's Fee Letter.

        Foreign Subsidiary. A Subsidiary of the Borrower which is not a Domestic Subsidiary.

        generally accepted accounting principles. (i) When used in Section 14, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(B) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

        Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

        Guarantor. A Subsidiary of the Borrower that shall have guaranteed the Obligations pursuant to the Guaranty.

        Guaranty. Collectively, the several guaranties of the Obligations made by the Subsidiaries of the Borrower in favor of the Agent and the Banks, whether delivered on or after the Closing Date, in each case in form and substance satisfactory to the Agent.

        Hazardous Substances.  See Section 11.18(b).

        Indebtedness. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

        (i) every obligation of such Person for money borrowed,

        (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

        (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

        (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements),

        (v) every obligation of such Person under any Capitalized Lease,

        (vi) every obligation of such Person under any lease (a "synthetic lease") treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes,

        (vii) all sales by such Person of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

        (viii) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights,

        (ix) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"),

        (x) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law, and

        (xi) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing or otherwise acting as surety for, any obligation of a type described in any of clauses (i) through
(x) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (A) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

        The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (u) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (v) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (w) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (x) any synthetic lease shall be the stipulated loss value, termination value or other equivalent amount, (y) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred and (z) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

        Initial Term Loan Amount.  See Section 4.1.

        Interest Payment Date. (i) As to any Base Rate Loan, the last day of the calendar quarter which includes the Drawdown Date thereof and (ii) as to any Eurodollar Rate Loan in respect of which the Interest Period is (A) 3 months or less, the last day of such Interest Period and (B) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

        Interest Period. With respect to each Revolving Credit Loan, each Swing Line Loan, each Acquisition Loan, or all or any relevant portion of the Term Loan, (i) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request (A) for any Base Rate Loan, the last day of the calendar quarter and (B) for any Eurodollar Rate Loan, 1, 2, 3 or 6 months (subject to availability); and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan, such Acquisition Loan, or all or such portion of the Term Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

               (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

               (c) if the Borrower shall fail to give notice as provided in
        Section 2.7, Section 4.5.3, or Section 6.6, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

               (d) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

               (e) any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

        Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or similar transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

        International Standby Practices. With respect to any Letter of Credit issued after January 1, 1999, International Standby Practices (ISP98) as promulgated by the Institute of International Banking Law & Practice, Inc., or any successor code of standby letter of credit practices among banks adopted by the Agent in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

        IRB Letter of Credit. The irrevocable direct pay Letter of Credit No. 50102832 in the original stated amount of $19,281,096 dated April 1, 1998 issued by BKB for the account of the Borrower in respect of certain obligations of the Borrower under the Bond Documents.

        Letter(s) of Credit. Standby Letters of Credit issued by the Agent from time to time for the account of the Borrower, including without limitation the IRB Letter of Credit.

        Letter of Credit Application.  See Section 5.1.1.

        Letter of Credit Fee.  See Section 5.6.

        Letter of Credit Limit. $20,500,000, as the same my be reduced from time to time in accordance with Section 5.1.6.

        Letter of Credit Participation.  See Section 5.1.4.

        Leverage Ratio. At the end of each fiscal quarter of the Borrower, the ratio of Consolidated Funded Debt as at such date to Consolidated EBITDA of the Borrower and its Subsidiaries for the period of the four fiscal quarters ending on such date.

        Loan Documents. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Fee Letter, the Security Documents and all of the documents relating to any interest rate protection arrangements entered into between the Borrower and any Bank.

        Loan Request. A written notice in the form of Exhibit B hereto (or telephonic notice confirmed in writing in the form of Exhibit B hereto) of a Loan requested pursuant to Section 2.6, Section 2.9, Section 4.1 or Section 6.6.

        Loans. The Revolving Credit Loans, the Swing Line Loans, the Acquisition Loans and the Term Loan.

        Majority Banks. As of any date, (i) if there are two or fewer Banks, such Banks and (ii) if there are more than two Banks, the Banks holding at least fifty-one percent (51%) of the Notes on such date, and if no such principal is outstanding, the Banks whose aggregate Commitments constitute at least fifty-one percent (51%) of the Total Commitment.

        Management Investors. Collectively, Seymour Kahn and Joseph Czyzyk and any of them individually.

        Maturity Date.  March 2, 2004.

        Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under all outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

        Maximum Swing Line Loan Amount.  See Section 2.9.1.

        Mortgaged Property. Any Real Estate which is or is expected to be subject to any mortgage in favor of the Agent.

        Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

        Net Cash Proceeds. If from an Asset Disposition, the cash proceeds received from such Asset Disposition net of all costs of sale, repayment of any Indebtedness secured by the properties or assets so disposed of, and taxes paid or payable as a result thereof by any of the Borrower or any of its Subsidiaries; if from the issuance of equity, the cash proceeds received on account of such issuance, net of all costs of sale, underwriting or brokerage costs and taxes paid or payable on a result thereof by any of the Borrower or any of its Subsidiaries; and if from the incurrence of Indebtedness, the cash proceeds received from such incurrence of Indebtedness, net of all costs incurred and fees and all expenses payable in connection therewith, and taxes paid or payable as a result thereof, by any of the Borrower or any of its Subsidiaries.

        Notes. The Term Notes, the Acquisition Notes, the Swing Line Note and the Revolving Credit Notes.

        Obligations. All indebtedness, obligations and liabilities of any of the Borrower or any of its Subsidiaries to any of the Banks, the Swing Line Bank and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred (i) under this Credit Agreement, any of the other Loan Documents or pursuant to any interest rate protection arrangements entered into between the Borrower and any Bank or (ii) in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Applications, Letters of Credit or such interest rate protection arrangements or other instruments at any time evidencing any thereof.

        OECD.  The Organization for Economic Cooperation and Development.

        outstanding. With respect to all or any portion of the Loans, the aggregate unpaid principal thereof as of any date of determination.

        PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

        Perfection Certificates. The Perfection Certificates, as defined in the Security Agreements.

        Permitted Acquisition. The acquisition of any Person, business, division, or specified group of assets by the Borrower or any of its Subsidiaries, provided that each of the following conditions is met with respect to any such acquisition:

               (a) immediately prior to and after, and after giving effect to, such acquisition, no Default or Event of Default shall then exist;

               (b) the aggregate consideration (including, without limitation, assumption of Indebtedness permitted hereby) paid or to be paid by the Borrower or any of its Subsidiaries in connection with any one such acquisition shall not exceed $7,500,000 and paid or to be paid in connection with all such acquisitions in any period of twelve (12) consecutive months shall not exceed $10,000,000;

               (c) the consideration for such acquisition shall not include the assumption of Indebtedness by the Borrower or any of its Subsidiaries, other than Indebtedness (i) in existence prior to the date of such acquisition, (ii) which was not incurred in connection with or in contemplation of, such acquisition, (iii) in an aggregate amount for all such acquisitions not to exceed (together with other Indebtedness outstanding which is permitted pursuant to
        Section 13.1(f) hereof) the amount of Indebtedness permitted pursuant to
        Section 13.1(f) hereof, and (iv) on terms and conditions satisfactory to the Agent and the Majority Banks;

               (d) such acquisition shall have been approved by the board of directors and shareholders, if applicable, of the Person to be acquired;

               (e) either (i) such acquisition is the acquisition of assets only (for use in substantially the same line of business as the line of business of the Borrower and in which assets the Agent shall have, for the benefit of the Banks and the Agent, a perfected, first priority security interest upon the occurrence of such acquisition) or (ii) such acquisition involves the purchase of the capital stock or other equity interests of a Person and each of the following conditions is met:

                      (A) such acquisition is the acquisition of one hundred
               percent (100%) of the capital stock of other equity interests of such Person,

                      (B) such Person is in substantially the same line of
               business as the Borrower, and

                      (C) as soon as practicable but in any event not later than thirty (30) days after the occurrence of such acquisition, the Borrower shall (i) take all steps as may be necessary or advisable in the opinion of the Agent to pledge to the Agent, for the benefit of the Banks and the Agent, on a perfected, first-priority basis, one hundred percent (100%) or, if the Person so acquired shall become a Foreign Subsidiary, sixty-five percent (65%), of the capital stock or other equity interests of such Person so acquired pursuant to a pledge agreement in form and substance satisfactory to the Agent, which such pledge agreement shall be a Security Document hereunder, (ii) if such Person shall become a Domestic Subsidiary, cause such Person to guaranty all of the Obligations hereunder pursuant to a guaranty in form and substance satisfactory to the Agent, which such guaranty shall be a Security Document hereunder, (iii) if such Person shall become a Domestic Subsidiary, cause such Person to take all steps as may be necessary or advisable in the opinion of the Agent to grant to the Agent, for the benefit of the Banks and the Agent, a first priority, perfected security interest in substantially all of its assets

                (other than in those assets which secure Indebtedness assumed by the Borrower or any of its Subsidiaries and the lien and Indebtedness with respect to which is permitted under subsection
                (c) of this definition) as collateral security for such guaranty, pursuant to security documents, mortgages, pledges and other documents in form and substance satisfactory to the Agent, each of which documents shall be Security Documents hereunder, and (iv) cause such Person to deliver to the Banks and the Agent evidence of proper corporate authorization and legal opinions with respect to each of the matters and documents set forth in this clause (C), in each case in form and substance satisfactory to the Agent and the Majority Banks; and

               (f) the Borrower shall have complied with the conditions set forth in Section 16.5(a) and (b), without regard to whether any Acquisition Loan is to be borrowed in connection with such acquisition.

        Permitted Liens. Liens, security interests and other encumbrances permitted by Section 13.2.

        Permitted Sale Event. A transaction (i) as to which the Agent and the Banks have been provided with evidence reasonably satisfactory to the Agent and the Majority Banks that a committed source of financing is available to provide for the repayment of the Obligations in full at the consummation of such transaction and (ii) the definitive agreement for which does not provide for financial penalties payable by the Borrower for failure to consummate such transaction which, if paid, could have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries.

        Person. Any individual, corporation, limited liability company, partnership, limited liability partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

        Prior Credit Agreement. That certain Credit Agreement dated as of March 14, 1997 by and among the Borrower, the lending institutions defined therein as Lenders and Sanwa Bank California as Agent for such Lenders, as the same is amended and in effect immediately prior to the Closing Date.

        Prior Reimbursement Agreement. That certain Reimbursement Agreement dated as of April 1, 1998 by and among the Borrower, the lending institutions defined therein as Credit Support Providers, BKB as

Issuing Bank and Sanwa Bank California as Agent for such Credit Support Providers, as the same is amended and in effect immediately prior to the Closing Date.

        Pro Forma Basis. In connection with any proposed Permitted Acquisition, the calculation of compliance with the financial covenants set forth in Section 14 hereof by the Borrower and its Subsidiaries (including the Person or asset(s) to be acquired) with reference to the audited historical financial results of such Person, if available, and if not so available, then with reference to such management certified financial results of such Person as shall be reasonably acceptable to the Agent (or, if an acquisition of assets, the financial results attributable to such assets) and the Borrower and its Subsidiaries for the applicable Test Period ending immediately prior to the date of such acquisition, after giving effect on a pro forma basis to such Permitted Acquisition in the manner described below:

               (i) all Indebtedness (whether under this Credit Agreement or otherwise) and any other balance sheet adjustments incurred or made in connection with the Permitted Acquisition shall be deemed to have been incurred or made on the first day of the Test Period, and all Indebtedness of the Person acquired or to be acquired in such Permitted Acquisition which was or will have been repaid in connection with the consummation of the Permitted Acquisition shall be deemed to have been repaid concurrently with the incurrence of the Indebtedness incurred in connection with the Permitted Acquisition;

               (ii) all Indebtedness assumed to have been incurred pursuant to the preceding clause (i) shall be deemed to have borne interest at the sum of (a) the arithmetic mean of (x) the Eurodollar Rate for Eurodollar Rate Loans having an Interest Period of one month in effect on the first day of the Test Period and (y) the Eurodollar Rate for Eurodollar Rate Loans having an Interest Period of one month in effect on the last day of the Test Period plus (b) the Applicable Margin then in effect (after giving effect to the Permitted Acquisition on a Pro Forma Basis); and

               (iii) other reasonable cost savings, expenses and other income statement or operating statement adjustments which are attributable to the change in ownership and/or management resulting from such Permitted Acquisition as may be approved by the Agent in writing (which approval shall not be unreasonably withheld) shall be deemed to have been realized on the first day of the Test Period.

        Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

        Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

        Reimbursement Obligation. The Borrower's obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in Section 5.2.

        Release. Any past or present releasing, spilling, leaking, pumping, pouring, omitting, emptying, discharging, injecting, escaping, disposing, or dumping.

        Restricted Payment. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower or any of its Subsidiaries (other than dividends payable solely in shares of common stock of the Borrower or its Subsidiaries); the purchase, redemption, or other retirement of any of the Subordinated Debt or of any shares of any class of capital stock, or of any rights, warrants or options to acquire shares of any class of capital stock, of the Borrower or any of its Subsidiaries, directly or indirectly through a Subsidiary of the Borrower or any of its Subsidiaries, or otherwise; the return of capital by the Borrower or any of its Subsidiaries to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower or any of its Subsidiaries.

        Restricted Capital Expenditures. Capital Expenditures other than (i) those made or incurred in connection with the making of Permitted Acquisitions; provided that Capital Expenditures made or incurred with respect to the Person, business, division or specified group of assets so acquired at any time after the making of such Permitted Acquisition shall be included within the definition of Restricted Capital Expenditures and (ii) those made or incurred with the proceeds of the Bonds pursuant to the terms of the Bond Documents.

        Revolving Credit Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

        Revolving Credit Commitment Fee.  See Section 2.2.

        Revolving Credit Commitment Percentage. With respect to any Bank, the percentage set forth opposite the name of such Bank on Schedule 1 hereto in the column entitled "Revolving Credit Commitment Percentage".

        Revolving Credit Loans. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to Section 2.1.

        Revolving Credit Note Record. A Record with respect to a Revolving Credit Note.

        Revolving Credit Notes.  See Section 2.4.

        Second Term Loan Disbursement Date.  See Section 4.1.

        Security Agreements. The several Security Agreements, dated or to be dated on or prior to the Closing Date, between, respectively, the Borrower and each of its Domestic Subsidiaries, and the Agent and in form and substance satisfactory to the Agent.

        Security Documents. The Guaranty, the Security Agreements, the Copyright Memorandum and the Stock Pledge Agreements.

        Senior Debt Ratio. At the end of each fiscal quarter of the Borrower, the ratio of Consolidated Senior Debt as at such date to Consolidated EBITDA of the Borrower and its Subsidiaries for the period of four fiscal quarters ending on such date.

        Stock Pledge Agreements. Collectively, the Stock Pledge Agreement, dated or to be dated on or prior to the Closing Date, between the Borrower and the Agent, with respect to the capital stock of each of the Subsidiaries of the Borrower, in each case, in form and substance satisfactory to the Agent.

        Subordinated Debt. Unsecured Indebtedness of the Borrower in the aggregate principal amount of not more than $24,701,631.00, incurred pursuant to the Subordinated Debt Documents.

        Subordinated Debt Documents. Collectively, (i) that certain Indenture dated as of January 30, 1996 between the Borrower and IBJ Schroder Bank & Trust Company, as Trustee, (ii) those certain 7 3/4% Convertible Subordinated Debentures due February 1, 2006 in the original aggregate principal amount of $28,115,000 issued by the Borrower pursuant to such indenture and (iii) the other documents and instruments executed in connection therewith, in each case in the form delivered to the Agent on or prior to the Closing Date.

        Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

        Swing Line Bank.  See Section 2.9.

        Swing Line Loan. Swing line loans made or to be made by the Agent to the Borrower pursuant to Section 2.9.

        Swing Line Loan Maturity Date. The date specified by the Borrower in the Loan Request relating to any Swing Line Loan as the maturity date of such Swing Line Loan.

        Swing Line Note.  See Section 2.9.5.

        Swing Line Note Record. A Record with respect to a Swing Line Note.

        Term Loan. The term loan made or to be made to the Borrower by the Banks on the Closing Date and on the Second Term Loan Disbursement Date in an aggregate principal amount not to exceed $25,000,000 pursuant to Section 4.1.

        Term Notes.  See Section 4.2.

        Term Note Record.  A Record with respect to a Term Note.

        Term Percentage. With respect to each Bank, the percentage set forth on
Schedule 1 hereto opposite such Bank's name in the column entitled "Term Percentage".

        Test Period. In connection with the calculation of the financial covenants set forth in Section 14 hereof with respect to any Permitted Acquisition, the period of all fiscal quarters (and any portion of a fiscal quarter) prior to the date of such Permitted Acquisition included in the calculation of such financial covenant (or any component thereof).

        Total Acquisition Loan Commitment. The sum of the respective Acquisition Loan Commitments of the Banks, as in effect from time to time.

        Total Commitment. The sum of the Total Revolving Credit Commitments, the Total Acquisition Loan Commitment, and the outstanding principal amount of the Term Loan.

        Total Revolving Credit Commitment. The sum of the Revolving Credit Commitments of the Banks, as in effect from time to time.

        Type. As to any Revolving Credit Loan, any Acquisition Loan or all or any portion of the Term Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

        Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

        Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrower does not reimburse the Agent and the Banks on the date specified in, and in accordance with, Section 5.2.

        Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

        Year 2000 Compliant.  See Section 11.27.

        1.2.  RULES OF INTERPRETATION.

               (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                (b) The singular includes the plural and the plural includes the singular.

                (c) A reference to any law includes any amendment or modification to such law.

                (d) A reference to any Person includes its permitted successors and permitted assigns.

               (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                (f) The words "include", "includes" and "including" are not limiting.

               (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

               (h) Reference to a particular "Section " refers to that section of this Credit Agreement unless otherwise indicated.

               (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                        2. THE REVOLVING CREDIT FACILITY.

        2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay and reborrow from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Revolving Credit Commitment minus such Bank's Revolving Credit Commitment Percentage of the sum of (i) the Maximum Drawing Amount, (ii) all Unpaid Reimbursement Obligations and
(iii) the aggregate principal amount of all Swing Line Loans; provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount, all Unpaid Reimbursement Obligations and the aggregate principal amount of all Swing Line Loans shall not at any time exceed the Total Revolving Credit Commitment. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Revolving Credit Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 15 and Section 16, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and Section 16, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

        2.2. COMMITMENT FEE. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Revolving Credit Commitment Percentages a commitment fee (the "Revolving Credit Commitment Fee") at the rate per annum equal to the

Commitment Fee Rate then in effect on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the Total Revolving Credit Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The Revolving Credit Commitment Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Revolving Credit Commitments shall terminate.

        2.3. REDUCTION OF TOTAL REVOLVING CREDIT COMMITMENT. The Borrower shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Agent to reduce by $1,000,000 or an integral multiple thereof or terminate entirely the Total Revolving Credit Commitment, whereupon the Revolving Credit Commitments of the Banks shall be reduced pro rata in accordance with their respective Revolving Credit Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this
Section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any Revolving Credit Commitment Fee then accrued on the amount of the reduction. No reduction or termination of the Revolving Credit Commitments may be reinstated.

        2.4. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A-1 hereto (each a "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Revolving Credit Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's

Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

        2.5. INTEREST ON REVOLVING CREDIT LOANS. Except as otherwise provided in
Section 9.10,

                (a) each Revolving Credit Loan that is a Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the sum of (i) the Base Rate in effect from time to time plus (ii) the Applicable Margin then in effect with respect to Base Rate Loans; and

               (b) each Revolving Credit Loan that is a Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the sum of (i) the Eurodollar Rate determined for such Interest Period plus (ii) the Applicable Margin then in effect with respect to Eurodollar Rate Loans.

The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

        2.6.  REQUESTS FOR REVOLVING CREDIT LOANS.

               2.6.1. IN GENERAL. The Borrower shall deliver to the Agent a Loan Request with respect to each Revolving Credit Loan requested hereunder no less than (i) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (ii) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (A) the principal amount of the Revolving Credit Loan requested, (B) the proposed Drawdown Date of such Revolving Credit Loan, (C) the Interest Period for such Revolving Credit Loan and
        (D) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Revolving Credit Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $1,000,000 or an integral multiple thereof.

               2.6.2. LOANS TO COVER REIMBURSEMENT OBLIGATIONS. Notwithstanding the notice and minimum amount requirements set forth in Section 2.6.1, the Agent shall, unless otherwise instructed by the Majority Banks and subject to the satisfaction of the conditions set forth herein, including, without limitation, Section 16 hereof, make Revolving Credit Loans to the Borrower on the date that any draft presented under any Letter of Credit is honored by the Agent, or any date on which the Agent otherwise makes a payment with respect thereto, in an amount sufficient to pay in full the obligations of the Borrower under Section 5.2 in respect of the honor of such draft or the making of such payment. The Borrower hereby requests and authorizes the Agent to make from time to time such Revolving Credit Loans by means of appropriate entries in the books and records of the Agent and to notify the Revolving Credit Banks of the date and amount of any such Revolving Credit Loans. The Borrower acknowledges and agrees that the making of such Revolving Credit Loans shall, in each case, be subject in all respects to the provisions of this Credit Agreement as if they were Revolving Credit Loans covered by a Loan Request including the limitations set forth in Section 2.1 and the requirement that the applicable provisions of Section 16 be satisfied. Absent manifest error on the part of the Agent, all actions taken by the Agent pursuant to the provisions of this Section 2.6.2 shall be conclusive and binding on the Borrower. Revolving Credit Loans made pursuant to this Section 2.6.2 shall be Base Rate Loans (subject to conversion pursuant to Section 2.7 hereof) and shall bear interest at the rate provided for Revolving Credit Loans in Section 2.5 hereof. Each of the Banks hereby acknowledges and agrees that a Revolving Credit Loan made by the Agent pursuant to this Section 2.6.2 shall (i) be subject in all respects to the provisions of this Credit Agreement (including, without limitation, Section 2.8 hereof) and (ii) obligate each Bank to advance to the Agent the amount of such Bank's Revolving Credit Commitment Percentage of such Revolving Credit Loan.

        2.7.  CONVERSION OPTIONS.

               2.7.1. CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN.
        The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (i) with respect to any such conversion of a Revolving Credit Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day prior written notice of such election; (ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least three (3) Eurodollar Business Days prior written notice of such election; (iii) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto; and
        (iv) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Revolving Credit Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

               2.7.2. CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.7.1; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Revolving Credit Banks promptly when any such automatic conversion contemplated by this Section 2.7 is scheduled to occur.

               2.7.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $1,000,000 or a whole multiple thereof. At no time with respect to all Loans under this Credit Agreement shall there be more than five (5) Eurodollar Rate Loans having different interest periods outstanding.

        2.8.  FUNDS FOR REVOLVING CREDIT LOANS.

               2.8.1. FUNDING PROCEDURES. Not later than 1:00 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Revolving Credit Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from one or more Banks of such amounts, and upon receipt of the documents required by Sections 15 and 16 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Revolving Credit Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Revolving Credit Commitment Percentage of any requested Revolving Credit Loans.

               2.8.2. ADVANCES BY AGENT. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times
        (ii) the amount of such Bank's Revolving Credit Commitment Percentage of such Revolving Credit Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Revolving Credit Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Revolving Credit Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the

        Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

        2.9.  THE SWING LINE.

               2.9.1. ADVANCES BY AGENT. Subject to the terms and conditions hereinafter set forth, upon notice by the Borrower made to the Agent in accordance with Section 2.9.2 hereof, BKB in its capacity as Swing Line Bank (the "Swing Line Bank") agrees to lend to the Borrower Swing Line Loans on any Business Day from the Closing Date until the Maturity Date in an aggregate principal amount not to exceed $5,000,000 (the "Maximum Swing Line Loan Amount"). Each Swing Line Loan shall be in a minimum amount equal to $10,000 or integral multiple thereof. Notwithstanding any other provisions of this Agreement and in addition to the limit set forth above, at no time shall the aggregate principal amount of all outstanding Swing Line Loans exceed the Total Revolving Credit Commitment then in effect minus the sum of (i) the aggregate principal amount of all Revolving Credit Loans outstanding, and (ii) the Maximum Drawing Amount and all Unpaid Reimbursement Obligations; provided however that subject to the limitations set forth in this Section 2.9 from time to time the sum of the aggregate outstanding Swing Line Loans plus all outstanding Revolving Credit Loans made by BKB plus the Maximum Drawing Amount of all Letters of Credit and all Unpaid Reimbursement Obligations may exceed BKB's Revolving Credit Commitment Percentage of the Total Revolving Credit Commitment then in effect.

               2.9.2. NOTICE OF BORROWING. When the Borrower desires the Swing Line Bank to make a Swing Line Loan, it shall send to the Agent a Loan Request, which shall set forth the principal amount of the proposed Swing Line Loan and the Swing Line Loan Maturity Date relating thereto, which shall in no event be later than the earlier of (i) the tenth
        (10th) day following the Drawdown Date of such Swing Line Loan and (ii) the Maturity Date. Each such Loan Request must be received by the Agent not later than 2:00 p.m. (Boston time) on the date of the proposed borrowing. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to borrow the Swing Line Loan from the Swing Line Bank on the proposed Drawdown Date thereof. Upon satisfaction of the applicable conditions set forth in this Agreement, on the proposed Drawdown Date the Swing Line Bank shall make the proposed Swing Line Loan available to the Borrower no later than 3:00 p.m. (Boston time) on the proposed Drawdown Date by crediting the amount of the Swing Line Loan to the Borrower's account maintained with the Agent at the Head Office; provided that the Swing Line Bank shall not advance any Swing Line Loans after it has received notice from any Bank that a Default or Event of Default has occurred and stating that no new Swing Line Loans are to be made until such Default or Event of Default has been cured or waived in accordance with the provisions of this Agreement. The Swing Line Bank shall not be obligated to make any Swing Line Loans at any time when any Bank is a Delinquent Bank unless the Swing Line Bank has entered into arrangements satisfactory to it to eliminate the Swing Line Bank's risk with respect to such Delinquent Bank, including by cash collateralizing such Delinquent Bank's Revolving Credit Commitment Percentage of the outstanding Swing Line Loans and any additional Swing Line Loans to be made.

               2.9.3. INTEREST ON SWING LINE LOANS. Each Swing Line Loan shall be a Base Rate Loan and, except as otherwise provided in Section 9.10 hereof, shall bear interest from the Drawdown Date thereof until repaid in full at a rate per annum equal to the sum of the Base Rate in effect from time to time plus the Applicable Margin then in effect with respect to Base Rate Loans. The Borrower promises to pay interest on each Swing Line Loan quarterly in arrears on the last day of each calendar quarter.

               2.9.4. REPAYMENT OF SWING LINE LOANS. The Borrower shall repay each outstanding Swing Line Loan on or prior to the Swing Line Loan Maturity Date relating thereto. Upon notice by the Agent on any Business Day (whether before or on the Maturity Date), each of the Banks hereby agrees to make payments to the Agent for the account of the Swing Line Bank, on the next succeeding Business Day following such notice, in an amount equal to such Bank's Revolving Credit Commitment Percentage of the aggregate amount of all Swing Line Loans outstanding. The parties hereto agree that such payments made to the Agent for the account of the Swing Line Bank shall constitute Revolving Credit Loans made to the Borrower hereunder, and shall be Base Rate Loans. The proceeds thereof shall be applied directly by the Swing Line Bank to such outstanding Swing Line Loans. Each Bank hereby absolutely, unconditionally and irrevocably agrees to make such Revolving Credit Loans upon one Business Day's notice as set forth above, notwithstanding (i) that the amount of such Revolving Credit

        Loan may not comply with the applicable minimums set forth in Section
        2.6.1 hereof, (ii) the failure of the Borrower to meet the conditions set forth in Sections 15 or 16 hereof, (iii) the occurrence or continuance of a Default or an Event of Default hereunder, (iv) that the date of such Loan may fall after the Maturity Date, and (v) the amount of the Total Revolving Credit Commitment in effect at such time. In the event that it is impracticable for such amounts to be paid to the Agent or for the Swing Line Bank or such Revolving Credit Loans to be made for any reason on the date otherwise required above, then each Bank hereby agrees that it shall forthwith purchase (as of the date such payment and such Revolving Credit Loan would have been made, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swing Line Bank, and the Swing Line Bank shall sell to each Bank, such participations in the Swing Line Loans (including all accrued and unpaid interest thereon) outstanding as shall be necessary to cause the Banks to share in such Swing Line Loans pro rata based on their respective Revolving Credit Commitment Percentages (without regard to any termination of the Total Revolving Credit Commitment) by making available to the Agent for the account of the Swing Line Bank an amount equal to such Bank's participation in the Swing Line Loans; provided that (x) all interest payable on the Swing Line Loans shall be for the account of the Swing Line Bank as a funding and administrative fee until the date as of which the respective participation is purchased (unless paid to the Swing Line Bank pursuant to clause (y) below), and (y) at the time any purchase of such participation is actually made, the purchasing Bank shall be required to pay the Swing Line Bank interest on the principal amount of the participation so purchased for each day from and including the date such Revolving Credit Loan would otherwise have been made until the date of payment for such participation at the rate per annum equal to the sum of the Base Rate plus the Applicable Margin in effect with respect to Base Rate Loans during such period.

               2.9.5. THE SWING LINE NOTE. The obligation of the Borrower to repay the Swing Line Loans made pursuant to this Agreement and to pay interest thereon as set forth in this Agreement shall be evidenced by a promissory note of the Borrower with appropriate insertions substantially in the form of Exhibit A-2 attached hereto (the "Swing Line Note"), dated the Closing Date and payable to the order of the Swing Line Bank in a principal amount stated to be the lesser of (i) the Maximum Swing Line Loan Amount, or (ii) the aggregate principal amount of Swing Line Loans at any time advanced by the Swing Line Bank and outstanding hereunder. The Borrower irrevocably authorizes the Swing Line Bank to make or cause to be made, at or about the time of the Drawdown Date of any Swing Line Loan or at the time of receipt of any payment of principal on the Swing Line Note, an appropriate notation on the Swing Line Note Record reflecting the making of such Swing Line Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Swing Line Loans set forth on the Swing Line Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Swing Line Bank, but the failure to record, or any error in so recording, any such amount on such Record shall not limit or otherwise affect the actual amount of the obligations of the Borrower hereunder or under the Swing Line Note to make payments of principal of or interest on the Swing Line Note when due.

                  3. REPAYMENT OF THE REVOLVING CREDIT LOANS.

        3.1. MATURITY. The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

        3.2. MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS. If at any time the sum of the outstanding principal amount of the Revolving Credit Loans, the outstanding principal amount of the Swing Line Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Revolving Credit Commitment, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations; second, to the Swing Line Loans; third, to the Revolving Credit Loans; and fourth, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by Section 5.2(b) and (c). In addition, the Borrower shall prepay the Revolving Credit Loans as and when required by Section 8, and the Total Revolving Credit Commitment shall be reduced accordingly. Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

        3.3. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that all prepayments of Eurodollar Rate Loans prior to the end of the Interest Period relating thereto shall obligate the Borrower to pay any breakage costs associated with such Eurodollar Rate Loans in accordance with Section 9.9 hereof. The Borrower shall give the Agent, no later than 1:00 p.m., Boston time, at least one (1) Business Day prior written notice of any proposed prepayment pursuant to this Section 3.3 of Base Rate Loans, and three (3) Eurodollar Business Days notice of any proposed prepayment pursuant to this Section 3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $1,000,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                               4. THE TERM LOAN.

        4.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each Bank severally agrees to lend to the Borrower on the Closing Date the amount of its Term Percentage of the principal amount of $25,000,000 (the "Aggregate Term Loan Amount"); provided however that at the request of the Borrower made no later than three (3) Business Days prior to the Closing Date each Bank severally agrees to lend to the Borrower on the Closing Date its Term Percentage of such lesser amount in an integral multiple of $1,000,000 (but not less than $22,000,000) as the Borrower may request (the "Initial Term Loan Amount"). In the event the portion of the Term Loan advanced on the Closing Date is less than the Aggregate Term Loan Amount and subject to the terms and conditions set forth in this Credit Agreement, each Bank severally agrees to lend to the Borrower, upon not less than three (3) Business Days notice to the Agent, on a single date (the "Second Term Loan Disbursement Date") occurring no later than sixty (60) days after the Closing Date the amount of its Term Percentage of such amount (in an integral multiple of $1,000,000) as may be requested by the Borrower not to exceed the Aggregate Term Loan Amount less the Initial Term Loan Amount; provided that in no event shall the sum of (i) the portion of the Term Loan advanced on the Closing Date and (ii) the portion of the Term Loan advanced on the Second Term Loan Disbursement Date exceed the Aggregate Term Loan Amount. In the event the Borrower fails for any reason to borrow such portion prior to sixty (60) days after the Closing Date, or if the Borrower fails to satisfy any conditions set forth in Section 16 on the proposed Second Term Loan Disbursement Date, then no further portion of the Term Loan shall be advanced by the Banks hereunder. Each request for a portion of the Term Loan hereunder shall be made by delivering a Loan Request to the Agent setting forth the requested amount of such portion and shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 15 and Section 16, in the case of the initial portion of the Term Loan to be made on the Closing Date, and Section 16, in the case of the portion of the Term Loan to be made on the Second Term Loan Disbursement Date, have been satisfied on the date of such request.

        4.2. THE TERM NOTES. The Term Loan shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A-3 hereto (each a "Term Note"), dated the Closing Date and completed with appropriate insertions. One Term Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Term Percentage of the Term Loan and representing the obligation of the Borrower to pay to such Bank such principal amount or, if less, such Bank's Term Percentage of the outstanding amount of the Term Loan, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made a notation on such Bank's Term Note Record reflecting the original principal amount of such Bank's Term Percentage of the Term Loan and, at or about the time of such Bank's receipt of any principal payment on such Bank's Term Note, an appropriate notation on such Bank's Term Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Term Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Term Note Record shall not affect the obligations of the Borrower hereunder or under any Term Note to make payments of principal of and interest on any Term Note when due.

        4.3. SCHEDULE OF INSTALLMENT PAYMENTS OF PRINCIPAL OF TERM LOAN; MANDATORY PREPAYMENTS.

        (a) The Borrower promises to pay to the Agent for the account of the Banks the principal amount of the Term Loan on such dates and in such amounts as set forth in the table below, with a final payment on the Maturity Date in an amount equal to the unpaid balance of the Term Loan.

                                                    Principal Amount of
                    Payment Date                   Term Loan to be Repaid
                      6/30/99                             $1,000,000
                      9/30/99                             $1,000,000
                      12/31/99                            $1,000,000
                      3/31/00                             $1,000,000
                      6/30/00                             $1,125,000
                      9/30/00                             $1,125,000
                      12/31/00                            $1,125,000
                      3/31/01                             $1,125,000
                      6/30/01                             $1,250,000
                      9/30/01                             $1,250,000
                      12/31/01                            $1,250,000
                      3/31/02                             $1,250,000
                      6/30/02                             $1,375,000
                      9/30/02                             $1,375,000
                      12/31/02                            $1,375,000
                      3/31/03                             $1,375,000
                      6/30/03                             $1,500,000
                      9/30/03                             $1,500,000
                      12/31/03                            $1,500,000
                   Maturity Date                 Unpaid balance of Term Loan

        (b) The Borrower shall prepay the Term Loan as and when required by
Section 8.

        (c) In the event the portion (if any) of Term Loan to be advanced on the Second Term Loan Disbursement Date is not made for any reason, the scheduled installments of principal due on the Term Loan as set forth in clause (a) above shall be reduced in the inverse order of maturity by the amount by which the Aggregate Term Loan Amount exceeds the Initial Term Loan Amount.

        4.4. OPTIONAL PREPAYMENT OF TERM LOAN. The Borrower shall have the right at any time to prepay the Term Loan on or before the Maturity Date, as a whole, or in part, upon not less than five (5) Business Days prior written notice to the Agent, without premium or penalty, provided that (i) each partial prepayment shall be in the principal amount of $1,000,000 or an integral multiple thereof,
(ii) no portion of the Term Loan bearing interest at the Eurodollar Rate may be prepaid pursuant to this Section 4.4 except on the last day of the Interest Period relating thereto unless the Borrower pays any breakage costs associated therewith in accordance with Section 9.9; and (iii) each partial prepayment shall be allocated among the Banks in proportion, as nearly as practicable, to the respective outstanding amount of each Bank's Term Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Any prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Term Loan in the inverse order of maturity. No amount repaid with respect to the Term Loan may be reborrowed.

        4.5.  INTEREST ON TERM LOANS.

               4.5.1. INTEREST RATES. Except as otherwise provided in Section 9.10, the Term Loan shall bear interest during each Interest Period relating to all or any portion of the Term Loan at the following rates:

                             (i) to the extent that all or any portion of the
                      Term Loan bears interest during such Interest Period at the Base Rate, the Term Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin then in effect with respect to Base Rate Loans; and

                      (ii) to the extent that all or any portion of the Term Loan bears interest during such Interest Period at the Eurodollar Rate, the Term Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Eurodollar rate plus the Applicable Margin then in effect with respect to Eurodollar Rate Loans.

               4.5.2. PAYMENT OF INTEREST. The Borrower promises to pay interest on the Term Loans or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

               4.5.3. NOTIFICATION BY BORROWER. The Borrower shall notify the Agent, such notice to be irrevocable, at least three (3) Eurodollar Business Days prior to the Closing Date and the Second term Loan Disbursement Date of the Term Loan if all or any portion of the Term Loan to be borrowed on such date is to bear interest at the Eurodollar Rate. After the Term Loan has been made, the provisions of Section 2.7 shall apply mutatis mutandis with respect to all or any portion of the Term Loan so that the Borrower may have the same interest rate options with respect to all or any portion of the Term Loan as it would be entitled to with respect to the Revolving Credit Loans, subject to the same limitations as apply to Revolving Credit Loans.

               4.5.4. AMOUNTS, ETC. Any portion of the Term Loan bearing interest at the Eurodollar Rate relating to any Interest Period shall be in the amount of $1,000,000 or an integral multiple thereof. No Interest Period relating to the Term Loan or any portion thereof bearing interest at the Eurodollar Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Term Loan is to be made unless a portion of the Term Loan at least equal to such installment payment has an Interest Period ending on such date or is then bearing interest at the Base Rate.

                              5. LETTERS OF CREDIT.

        5.1.  LETTER OF CREDIT COMMITMENTS.

               5.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in Section 5.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew Letters of Credit for the account of the Borrower in such form as may be requested from time to time by the Borrower and agreed to by the Agent; provided, however, that, after giving effect to such request, at no time shall (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceed the Letter of Credit Limit in effect at such time, and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, (iii) the amount of all Swing Line Loans outstanding, and (iv) the amount of all Revolving Credit Loans outstanding exceed the Total Revolving Credit Commitment. The parties hereto hereby acknowledge and agree that the IRB Letter of Credit shall on the Closing Date be deemed to be, and shall become, a Letter of Credit outstanding hereunder for the account of the Borrower, and shall be subject to all of the provisions of this Credit Agreement relating to Letters of Credit issued hereunder. Each of the Banks acknowledges that it has made arrangements with the other Banks satisfactory to it with respect to its pro rata share of any portion of Letter of Credit Fees relating to periods after the Closing Date paid prior to the Closing Date by the Borrower in respect of the IRB Letter of Credit.

               5.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

               5.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (ii) have an expiry date no later than the earlier of (a) one year after the date of issuance of such Letter of Credit and (b) the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to either the Uniform Customs or the International Standby Practices.

               5.1.4. REIMBURSEMENT OBLIGATIONS OF BANKS. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Revolving Credit Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to
        Section 5.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

               5.1.5. PARTICIPATIONS OF BANKS. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under Section 5.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 5.2.

               5.1.6. REDUCTION OF LETTER OF CREDIT LIMIT. Upon any reduction in the stated amount of the IRB Letter of Credit (or any replacement Letter of Credit issued by the Agent for the account of the Borrower in respect of its obligations under the Bond Documents) in accordance with the terms thereof, the Letter of Credit Limit shall be reduced automatically on the date of such reduction in stated amount by an amount equal to the amount of such reduction. In the event the IRB Letter of Credit (or such replacement Letter of Credit) shall terminate or expire the Letter of Credit Limit shall be reduced automatically on the date of such termination or expiration by an amount equal to the face amount thereof as in effect immediately prior to such termination or expiration. No reduction of the Letter of Credit Limit hereunder may be reinstated.

        5.2. REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

               (a) except as otherwise expressly provided in Section 5.2(b) and
        (c), on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or such Bank under, or with respect to, such Letter of Credit (it being understood that such payment to the Agent may, subject to the satisfaction of the conditions set forth herein, be made from the proceeds of a Revolving Credit Loan made to the Borrower pursuant to Section 2.6.2),

               (b) upon the reduction (but not termination) of the Total Revolving Credit Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

               (c) upon the termination of the Total Revolving Credit Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 17, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds or (in the case of clause (a) of this Section 5.2) from the direct application of the proceeds of a Revolving Credit Loan made pursuant to Section 2.6.2 hereof. In the event that the obligations of the Borrower under Section 5.2(a) can not, in compliance with the provisions of this Credit Agreement, be satisfied in full by the making of a Revolving Credit Loan pursuant to Section 2.6.2, the Agent shall so notify the Borrower, in which case the obligations of the Borrower under Section 5.2(a) shall be immediately due and payable to the Agent. Interest on any and all amounts remaining unpaid by the Borrower under this Section 5.2 at any time from the date such amounts become due and payable (whether as stated in this Section 5.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in Section 9.10 for overdue principal on the Revolving Credit Loans.

        5.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Agent as provided in
Section 5.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Revolving Credit Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount equal to such Bank's Revolving Credit Commitment Percentage of such Unpaid Reimbursement Obligation, times (iii) a fraction, the numerator of which is the number of days that shall have elapsed from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Revolving Credit Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

        5.4. OBLIGATIONS ABSOLUTE. The Borrower's obligations under this Section 5 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 5.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Agent or any Bank to the Borrower.

        5.5. RELIANCE BY ISSUER. To the extent not inconsistent with Section 5.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit or any draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document delivered in connection with any Letter of Credit believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of Letter of Credit Participations.

        5.6. LETTER OF CREDIT FEES. The Borrower shall, on the date of issuance or any extension or renewal of any Letter of Credit, pay fees (each a "Letter of Credit Fee") semiannually in advance, to the Agent in respect of each Letter of Credit consisting of (i) the Applicable Margin per annum then in effect with respect to Eurodollar Rate Loans at the time of determination multiplied by the face amount of such standby Letter of Credit, which such fee shall be for the account of the Banks in accordance with their respective Revolving Credit Commitment Percentages and (ii) a fronting fee equal to 0.125% per annum of the face amount of such standby Letter of Credit, which such fee shall be for the account of the Agent. The Borrower shall also pay to the Agent, for the Agent's own account, on the date of issuance or any extension or any renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Agent, the Agent's customary issuance, amendment, negotiation or document examination fees in respect of each Letter of Credit.

                          6. THE ACQUISITION FACILITY.

        6.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 6.6, such sums as are requested by the Borrower up to a maximum aggregate amount advanced (after giving effect to all amounts requested) at any one time equal to such Bank's Acquisition Loan Commitment, provided that the sum of the amount of the Acquisition Loans advanced by the Banks to the Borrower (after giving effect to all amounts requested) shall not exceed the Total Acquisition Loan Commitment. The Acquisition Loans shall be made pro rata in accordance with each Bank's Acquisition Loan Commitment Percentage. Each request for a Acquisition Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 15 and Section 16, in the case of the initial Acquisition Loans to be made on the Closing Date, and Section 16, in the case of all other Acquisition Loans, have been satisfied on the date of such request.

        6.2. COMMITMENT FEE. The Borrower agrees to pay to the Agent, for the accounts of the Banks in accordance with their respective Acquisition Loan Commitment Percentages, a commitment fee (the "Acquisition Loan Commitment Fee") at the rate per annum equal to the Commitment Fee Rate then in effect on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the Total Acquisition Loan Commitment exceeds the aggregate outstanding amount of Acquisition Loans. Such Acquisition Loan Commitment Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Acquisition Loan Commitments shall terminate.

        6.3. REDUCTION OF TOTAL ACQUISITION LOAN COMMITMENT. The Borrower shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Agent to reduce by $1,000,000 or an integral multiple thereof or terminate entirely the Total Acquisition Loan Commitment, whereupon the Acquisition Loan Commitments of the Banks shall be reduced pro rata in accordance with their respective Acquisition Loan Commitment Percentages of the amount specified in such notice, or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this
Section 6.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any Acquisition Loan Commitment Fee then accrued on the amount of the reduction. No reduction or termination of the Acquisition Loan Commitments may be reinstated.

        6.4. THE ACQUISITION NOTES. The Acquisition Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A-4 hereto (each an "Acquisition Note"), dated as of the Closing Date and completed with appropriate insertions. One Acquisition Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Acquisition Loan Commitment or, if less, the outstanding amount of Acquisition Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Acquisition Loan or at the time of receipt of any payment of principal on such Bank's Acquisition Note, an appropriate notation on such Bank's Acquisition Note Record reflecting the making of such Acquisition Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Acquisition Loans set forth on such Bank's Acquisition Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Acquisition Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Acquisition Note to make payments of principal of interest on any Acquisition Note when due.

        6.5. INTEREST ON ACQUISITION LOANS. Except as otherwise provided in
Section 9.10,

               (a) each Acquisition Loan that is a Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the sum of the Base

        Rate in effect from time to time plus the Applicable Margin then in effect with respect to Base Rate Loans; and

               (b) each Acquisition Loan that is a Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the sum of the Eurodollar Rate plus the Applicable Margin then in effect with respect to Eurodollar Rate Loans.

The Borrower promises to pay interest on each Acquisition Loan in arrears on each Interest Payment Date with respect thereto.

        6.6. REQUESTS FOR ACQUISITION LOANS. The Borrower shall give to the Agent written notice in the form of a Loan Request for each Acquisition Loan requested hereunder no less than (i) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (ii) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (A) the principal amount of the Acquisition Loan requested,
(B) the proposed Drawdown Date of such Acquisition Loan, (C) the Interest Period for such Acquisition Loan and (D) the Type of such Acquisition Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Acquisition Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request with respect to a Acquisition Loan shall be in a minimum aggregate amount of $1,000,000 or an integral multiple thereof. After a Acquisition Loan has been made, the provisions of Section 2.7 shall apply mutatis mutandis with respect to all or any portion of the Acquisition Loans so that the Borrower may have the same interest rate options with respect to the Acquisition Loans as it would be entitled to with respect to the Revolving Credit Loans, subject to the same limitations as apply to Revolving Credit Loans.

        6.7.  FUNDS FOR ACQUISITION LOANS.

               6.7.1. FUNDING PROCEDURES. Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Acquisition Loan, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Acquisition Loan Commitment Percentage of the amount of the requested Acquisition Loan. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Sections 15 and 16 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Acquisition Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Acquisition Loan Commitment Percentage of the requested Acquisition Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Acquisition Loan Commitment Percentage of any requested Acquisition Loans.

               6.7.2. ADVANCES BY AGENT. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Acquisition Loan Commitment Percentage of the Acquisition Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times
        (ii) the amount of such Bank's Acquisition Loan Commitment Percentage of such Acquisition Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Acquisition Loan Commitment Percentage of such Acquisition Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Acquisition Loan Commitment Percentage of such Acquisition Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Acquisition Loans made on such Drawdown Date.

                     7. REPAYMENT OF THE ACQUISITION LOANS.

        7.1. MATURITY. The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Acquisition Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

        7.2. MANDATORY REPAYMENTS OF ACQUISITION LOANS. If at any time the outstanding amount of the Acquisition Loans exceeds the Total Acquisition Loan Commitment, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application to the Acquisition Loans. In addition, the Borrower shall prepay the Acquisition Loans as and when required by Section 8, and the Total Acquisition Loan Commitment shall be reduced accordingly. Each prepayment of Acquisition Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Acquisition Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

        7.3. OPTIONAL REPAYMENTS OF ACQUISITION LOANS. The Borrower shall have the right, at its election, to repay the outstanding amount of the Acquisition Loans, as a whole or in part, at any time without penalty or premium, provided that all prepayments of Eurodollar Rate Loans prior to the end of the Interest Period relating thereto shall obligate the Borrower to pay any breakage costs associated with such Eurodollar Rate Loans in accordance with Section 9.9 hereof. The Borrower shall give the Agent, no later than 1:00 p.m., Boston time, at least one (1) Business Day prior written notice of any proposed prepayment pursuant to this Section 7.3 of Base Rate Loans, and three (3) Eurodollar Business Days notice of any proposed prepayment pursuant to this Section 7.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Acquisition Loans and the principal amount to be prepaid. Each such partial prepayment of the Acquisition Loans shall be in an integral multiple of $1,000,000 shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Acquisition Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                        8. CERTAIN MANDATORY PREPAYMENTS.

        8.1. MANDATORY PREPAYMENTS FROM NEW EQUITY. In the event that the Borrower shall after the Closing Date sell or issue any shares of its stock, options or warrants for the purchase of its stock or other equity or equity instruments (in each case other than (i) stock options or warrants to acquire stock awarded to employees and directors pursuant to incentive compensation plans or agreements with such Persons in an aggregate amount for all such options and warrants not to exceed $250,000, or (ii) stock issued to a seller party to, and as consideration for, a Permitted Acquisition), then the Borrower shall, or shall cause such Subsidiary to, immediately prepay the Loans in accordance with Section 8.4 in an amount equal to one hundred percent (100%) of the Net Cash Proceeds of such sale or issuance of new equity.

        8.2. MANDATORY PREPAYMENTS FROM ADDITIONAL INDEBTEDNESS. In the event that, after the Closing Date, the Borrower or any of its Subsidiaries shall incur any Indebtedness, other than Excluded Indebtedness, then the Borrower shall, or shall cause such Subsidiary to, immediately prepay the Loans in accordance with Section 8.4 in an amount equal to one hundred percent (100%) of the Net Cash Proceeds of the incurrence of such Indebtedness.

        8.3. MANDATORY PREPAYMENTS FROM ASSET SALES. Immediately upon the occurrence of any Asset Disposition or series of Asset Dispositions the Net Cash Proceeds of which, in any fiscal year of the Borrower, exceed $1,000,000, the Borrower shall prepay the Loans in accordance with Section 8.4 in an amount equal to one hundred percent (100%) of the amount by which the Net Cash Proceeds of such Asset Disposition or series of Asset Dispositions exceeds $1,000,000.

        8.4. APPLICATION OF PROCEEDS; ETC. All mandatory prepayments of the Loans pursuant to this Section 8 shall be applied first to the Term Loan until repaid in full and shall be applied against the scheduled installments of principal due thereon in the inverse order of maturity, second to the outstanding amount of the Acquisition Loans until repaid in full, and third to the outstanding amount of the Revolving Credit Loans. Upon each such prepayment of the Acquisition Loans and the Revolving Credit Loans, the Total Acquisition Loan Commitment or Total Revolving Credit Commitment, as the case may be, shall be reduced automatically by the amount of such prepayment, whereupon the respective Acquisition Loan Commitments and Revolving Credit Commitments, as the case may be, of the Banks shall be reduced pro rata in accordance with their respective Acquisition Loan Commitment Percentages or Revolving Credit Commitment Percentages, as the case may be. Any prepayment of principal of the Loans in accordance with this Section 8.4 shall include all interest accrued to the date of prepayment. No amount repaid with respect to the Loans in accordance with this Section 8.4 may be reborrowed.

                         9. CERTAIN GENERAL PROVISIONS.

        9.1. CLOSING AND OTHER FEES. The Borrower agrees to pay to the Agent for the account of the Banks the closing fees described in the letter dated as of the date hereof among the Borrower, the Banks and the Agent (the "Closing Fee Letter") in accordance with the terms and conditions thereof. The Borrower further agrees to pay to the Agent and the Arranger the fees described in the letter dated as of the date hereof among the Agent, the Arranger and the Borrower (the "Agent's Fee Letter") in accordance with the terms and conditions thereof.

        9.2.  FUNDS FOR PAYMENTS.

               9.2.1. PAYMENTS TO AGENT. All payments of principal, interest, Reimbursement Obligations, Commitment Fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Agent in Dollars, for the respective accounts of the Banks, the Swing Line Bank and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts area that the Agent may from time to time designate, in each case in immediately available funds not later than 11:00 a.m. (Boston, Massachusetts, time).

               9.2.2. NO OFFSET, ETC. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

        9.3. COMPUTATIONS. All computations of interest on the Loans (other than Eurodollar Rate Loans), Commitment Fees and Letter of Credit Fees shall be based on a 360-day year and paid for the actual number of days elapsed. All computations of interest on Eurodollar Rate Loans shall be based on a 365-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding principal amount of the Loans as reflected on the Revolving Credit Note Records, the Swing Line Note Record, the Acquisition Note Records and the Term Note Records from time to time shall be considered correct and binding on the Borrower absent manifest error unless within five (5) Business Days after receipt of any notice by the Borrower of such outstanding amount, the Borrower shall notify the Agent to the contrary.

        9.4. INABILITY TO DETERMINE EURODOLLAR RATE. In the event the Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (i) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent or the Majority Banks determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Majority Banks, shall so notify the Borrower and the Banks.

        9.5. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (i) the commitment of such Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (ii) such Bank's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such

Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this Section 9.5, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

        9.6. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

               (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitments or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

               (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

               (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

               (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Commitments, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Commitments forms a part, and the result of any of the foregoing is:

                      (i) to increase the cost to any Bank of making, funding,
               issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitments or any Letter of Credit, or

                      (ii) to reduce the amount of principal, interest,
               Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitments, any Letter of Credit or any of the Loans, or

                      (iii) to require such Bank or the Agent to make any
               payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

        9.7. CAPITAL ADEQUACY. If after the date hereof any Bank or the Agent determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction or (ii) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's Commitments with respect to any Loans or Letters of Credit to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate or the Eurodollar Rate, as the case may be, the Borrower agrees to pay such Bank or (as the case may be) the Agent the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Bank or (as the case may be) the Agent of a certificate in accordance with Section 9.8 hereof. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

        9.8. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Sections 9.6 or 9.7 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

        9.9. INDEMNITY. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans and including loss of anticipated profits of such Bank) that such Bank may sustain or incur as a consequence of (i) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, (ii) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request, notice (in the case of all or any portion of the Term Loans pursuant to Section 4.5.3) of a Conversion Request, or (iii) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto.

        9.10.  INTEREST AFTER DEFAULT.

               9.10.1. OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the Base Rate until such amount shall be paid in full (after as well as before judgment).

               9.10.2. AMOUNTS NOT OVERDUE. During the continuance of a Default or an Event of Default the principal of the Loans not overdue shall, after notice to the Borrower from the Agent, until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived by the Majority Banks pursuant to Section 30, bear interest at a rate per annum equal to the greater of (i) two percent (2%) above the rate of interest otherwise applicable to such Loans and (ii) the rate of interest applicable to overdue principal pursuant to Section 9.10.1.

                      10.  COLLATERAL SECURITY AND GUARANTIES.

        10.1. SECURITY OF BORROWER. The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in substantially all of the assets of the Borrower, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party; provided, that the Borrower shall not be required to pledge to the Agent more than 65% of the capital stock of any Foreign Subsidiary to the extent that the pledge of more than 65% of such stock would cause material adverse tax consequences to the Borrower.

        10.2. GUARANTIES AND SECURITY OF SUBSIDIARIES. The Obligations shall be guaranteed by all of the Domestic Subsidiaries of the Borrower. The obligations of such Domestic Subsidiaries shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in substantially all of the assets of each such Domestic Subsidiary, pursuant to the terms of the Security Documents to which such Domestic Subsidiaries are a party.

        10.3. NEGATIVE PLEDGE AND DOUBLE NEGATIVE PLEDGE. The Borrower will not, nor will it permit any of its Subsidiaries to, (i) grant any lien, security interest or other encumbrance to any Person other than the Agent for the benefit of the Banks, except for Permitted Liens, as further provided in Section 13.2 or
(ii) enter into any covenant or agreement with any Person other than the Banks and the Agent pursuant to which it agrees not to grant any lien, security interest or other encumbrance in favor of any other Person, as further provided in Section 13.12.

                      11. REPRESENTATIONS AND WARRANTIES.

        The Borrower represents and warrants to the Banks and the Agent as follows:

        11.1.  CORPORATE AUTHORITY.

               11.1.1. INCORPORATION; GOOD STANDING. Each of the Borrower and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary.

               11.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party and the transactions contemplated hereby and thereby (i) are within the corporate authority of such Person, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries, except where such conflict would not have a materially adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries (taken as a whole), (iv) do not conflict with any provision of the corporate charter or bylaws of the Borrower or any of its Subsidiaries, and (v) do not conflict with any provision of any agreement of, or other instrument binding upon, the Borrower or any of its Subsidiaries.

               11.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

        11.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrower and any of its Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

        11.3. TITLE TO PROPERTIES; LEASES. Except as indicated on Schedule 11.3 hereto, the Borrower and its Subsidiaries own or lease, as indicated thereon, all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

        11.4.  FINANCIAL STATEMENTS.

               11.4.1. FINANCIAL STATEMENTS. There has been furnished to each of the Banks a consolidated balance sheet of Borrower and its Subsidiaries as at the Balance Sheet Date and the consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year ended on such date, certified by Deloitte & Touche LLP. Such balance sheets, statements of income and cash flows have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts required to be shown on such balance sheet, known to the officers of the Borrower, which were not disclosed in such balance sheets and the notes related thereto.

               11.4.2. PROJECTIONS. The projections of the annual operating budgets of the Borrower and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 1999 through 2004 fiscal years, copies of which have been delivered to each Bank prior to the Closing Date, and subsequent projections delivered pursuant to Section 12.4(g), have been prepared in good faith based upon reasonable assumptions with respect to general economic, financial and market conditions. To the knowledge of the Borrower, no facts exist that (individually or in the aggregate) would reasonably be expected to result in any material adverse change in any of such projections. The projections are based upon estimates and assumptions that the Borrower believe are reasonable, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower of the results of operations and other information projected therein.

        11.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect on the business or financial condition of the Borrower individually or on the Borrower and its Subsidiaries taken as a whole. Since the Balance Sheet Date the Borrower has not made any Restricted Payments other than the repurchase of (i) the Borrower's common stock in the amount of $4,686,000 and
(ii) Subordinated Debt in the principal amount of $4,025,000.

        11.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Except as set forth on
Schedule 11.6, each of the Borrower and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

        11.7. LITIGATION. Except as set forth in Schedule 11.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, could reasonably be expected, either in any case or in the aggregate, to materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

        11.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. None of the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries. None of the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower or any of its Subsidiaries or on the ability of any such Person to consummate the transactions contemplated hereby.

        11.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. None of the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could reasonably be expected to result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower or any of its Subsidiaries.

        11.10. TAX STATUS. The Borrower and its Subsidiaries (i) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (ii) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (iii) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction from the Borrower or any of its Subsidiaries, except those being contested in good faith and for which adequate reserves with respect thereto have been set aside by such Person, and the officers of the Borrower know of no basis for any such claim.

        11.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

        11.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. None of the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any such Person an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

        11.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

        11.14. PERFECTION OF SECURITY INTEREST. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's first-priority security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower or a Subsidiary is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

        11.15. CERTAIN TRANSACTIONS. None of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement relating to the payment of management fees or providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

        11.16.  EMPLOYEE BENEFIT PLANS.

               11.16.1. IN GENERAL. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by Section 412 of ERISA. The Borrower has heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under
        Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

               11.16.2. TERMINABILITY OF WELFARE PLANS. No Employee Benefit Plan which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA, or applicable state insurance laws. The Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or such ERISA Affiliate without liability to any Person, other than for claims arising prior to termination.

               11.16.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan and none of the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case, if required by ERISA, occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

               11.16.4. MULTIEMPLOYER PLANS. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under
        Section 4041A of ERISA.

        11.17. USE OF PROCEEDS; REGULATIONS U AND X. The proceeds of the Term Loan will be used solely to fund the repayment of the Borrower's Indebtedness under the Prior Credit Agreement and certain other existing Indebtedness (including lease financings) of the Borrower and certain Subsidiaries. The proceeds of the Revolving Credit Loans will be used solely for working capital and general corporate purposes and to cover Reimbursement Obligations in accordance with Section 2.6.2. The proceeds of the Acquisition Loans will be used solely to fund (i) the purchase price of Permitted Acquisitions, (ii) Restricted Capital Expenditures otherwise permitted under this Credit Agreement, and (iii) the repurchase or redemption of up to $7,000,000 in respect of the Subordinated Debt. The Borrower will obtain Letters of Credit solely for working capital purposes and, in the case of the IRB Letter of Credit and any replacement therefor issued hereunder, to support the Borrower's obligations under the Bond Documents. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

        11.18. ENVIRONMENTAL COMPLIANCE. The Borrower has taken all appropriate steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that, except as set forth on Schedule 11.18:

               (a) none of the Borrower, its Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, nor have they received from any governmental authority a written allegation of any violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries;

               (b) none of the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C.
        Section 6903(5), any hazardous substances as defined by 42 U.S.C.
        Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C.
        Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted, or has ordered that any of the Borrower or any of its Subsidiaries conduct, a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

               (c) (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower or its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) except in accordance with applicable Environmental Laws, there have been no Releases or threatened Releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

               (d) None of the Borrower or any of its Subsidiaries is obligated under any applicable Environmental Law to (i) perform Hazardous Substances site assessments, (ii) remove or remediate Hazardous Substances, (iii) give notice to any governmental agency or (iv) record or deliver to other Persons an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any mortgage or to the effectiveness of any other transactions contemplated hereby.

        11.19. SUBSIDIARIES, ETC. The only Subsidiaries of the Borrower are listed on Schedule 11.19 hereto. Neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person.

        11.20. BANK ACCOUNTS. Schedule 11.20 (as such Schedule may be updated from time to time in accordance with Section 13.9) sets forth the account numbers and location of all bank accounts of the Borrower and each of its Subsidiaries.

        11.21. SUBORDINATED DEBT DOCUMENTS; BOND DOCUMENTS. The Borrower has furnished to the Agent true, correct and complete copies of the Subordinated Debt Documents and the Bond Documents. None of the Subordinated Debt Documents or the Bond Documents has been amended, modified or supplemented, except as permitted by Section 13.17. Each of the representations of the Borrower contained in the Subordinated Debt Documents and the Bond Documents was true and correct in all material respects when made and continues to be true and correct in all material respects except to the extent of changes resulting from transactions contemplated or permitted by the Subordinated Debt Documents or the Bond Documents, as the case may be, and except for changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse.

        11.22. DISCLOSURE. No representation or warranty made by the Borrower or any of its Subsidiaries in this Credit Agreement, the other Loan Documents or any agreement, instrument, document, certificate, or other written statement furnished to the Agent or any Bank by or on behalf of the Borrower or any of its Subsidiaries in connection with any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

        11.23. FISCAL YEAR. The Borrower has a fiscal year which ends on June 30 of each year and fiscal quarters which end on September 30, December 31, March 31 and June 30 of each year.

        11.24. SOLVENCY. Each of the Borrower, individually, and the Borrower and its Subsidiaries, taken as a whole (both before and after giving effect to the transactions contemplated by this Credit Agreement and the other Loan Documents) (i) is solvent, (ii) has assets having a fair value in excess of its liabilities, (iii) has assets having a fair value in excess of the amount required to pay its liabilities on its debts as they become due and matured, and
(iv) has, and expects to continue to have, access to adequate capital for the conduct of its business and the ability to pay its debts as they mature. In computing the amount of contingent and unliquidated liabilities at any time, such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that is probable to become an absolute and matured liability.

        11.25. CHIEF EXECUTIVE OFFICES. The Borrower's chief executive office is located at 5456 McConnell Avenue, Los Angeles, California 90066, at which location its books and records are kept. The chief executive office of each subsidiary of the Borrower is located opposite such Person's name on Schedule 11.25, at which location each such Person's books and records are kept.

        11.26. INSURANCE. Each of the Borrower and its Subsidiaries maintains with financially sound and reputable insurers insurance with respect to its properties and businesses against such casualties and contingencies as is in accordance with businesses engaged in similar activities in similar geographic areas, and in amounts, containing such terms, in such forms and for such periods, as may be reasonable and prudent and in accordance with the terms of the Security Agreements.

        11.27. YEAR 2000 PROBLEM. The Borrower and its Subsidiaries have (i) reviewed the areas within their businesses and operations which could be adversely affected by failure to become "Year 2000 Compliant" (i.e. that computer applications, imbedded microchips and other systems used by the Borrower or any of its Subsidiaries, will be able properly to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a detailed plan and timetable to become Year 2000 Compliant in a timely manner, and (iii) committed adequate resources to support the Year 2000 plan of the Borrower and its Subsidiaries. Based upon such review, the Borrower reasonably believes that the Borrower and its Subsidiaries will become "Year 2000 Compliant" in a timely manner except to the extent that failure to do so will not have any materially adverse effect on the business or financial condition of the Borrower or any of its Subsidiaries.

        11.28. GOVERNMENT CONTRACTS. Schedule 11.28 contains a true and correct list, as of Closing Date, in reasonable detail, of all contracts to which the Borrower or any of its Subsidiaries is a party under which accounts, chattel paper or general intangibles included in the Collateral arise from account debtors that are governmental entities subject to the Federal Assignment of Claims Act.

                   12. AFFIRMATIVE COVENANTS OF THE BORROWER.

        The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans, the Swing Line Bank has any obligation to make Swing Line Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

        12.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the Commitment Fees and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

        12.2. MAINTENANCE OF OFFICE. The Borrower will, and will cause its Domestic Subsidiaries to, maintain its chief executive office at the address set forth or referred to in Section 11.25, or at such other place in the United States of America as the Borrower shall designate upon ten (10) days written notice to the Agent, where notices, presentations and demands to or upon the Borrower and such Subsidiaries in respect of the Loan Documents to which the Borrower and such Subsidiaries are a party may be given or made.

        12.3. RECORDS AND ACCOUNTS. The Borrower will (i) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles, (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves and (iii) at all times, engage Deloitte & Touche LLP, or such other firm of independent certified public accountants as shall be satisfactory to the Agent, as their independent certified public accountants and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Borrower and the appointment to such capacity of a successor firm as shall be satisfactory to the Agent.

        12.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver or cause to be delivered to each of the Banks:

               (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by Deloitte & Touche LLP or by other independent certified public accountants satisfactory to the Agent;

               (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

               (c) as soon as practicable, but in any event within thirty (30) days after the end of each month in each fiscal year of the Borrower, unaudited monthly consolidated financial statements of the Borrower and its Subsidiaries for such month prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial condition of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

               (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of Exhibit C hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 14 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

               (e) simultaneously with the delivery of the financial statements referred to in subsection (c) above, a Compliance Certificate setting forth the reasonable detail computations evidencing compliance with the covenant set forth in Section 14.5 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

               (f) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower;

               (g) simultaneously with the delivery of the financial statements referred to in subsection (a) above, projections of the Borrower and its Subsidiaries updating those projections delivered to the Banks and referred to in Section 11.4.2;

               (h) as soon as practicable, but in any event not later than the last day of each fiscal year of the Borrower, an annual budget on a quarterly basis for the Borrower and its Subsidiaries for the proceeding fiscal year prepared in reasonable detail using reasonable assumptions;

               (i) as soon as practicable, but in any event not later than the last day of each fiscal year of the Borrower (or more frequently if requested by the Agent or the Majority Banks), a list of contracts with governmental authorities subject to the Federal Assignment of Claims Act updating the list referred to in Section 11.28; and

               (j) from time to time such other financial data and information (including accountants and management letters) as the Agent or any Bank may reasonably request.

        12.5.  NOTICES.

               12.5.1. DEFAULTS. The Borrower will promptly, and in any event within two (2) Business Days of the Borrower becoming aware thereof, notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement, the Subordinated Debt Documents, the Bond Documents or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, surety or otherwise, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

               12.5.2. ENVIRONMENTAL EVENTS. The Borrower will promptly, and in any event within ten (10) Business Days after becoming aware thereof, give notice to the Agent (i) of any material violation of any Environmental Law that the Borrower or any of its

        Subsidiaries reports in writing or is required to report in writing and of which such Person has or should have knowledge (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency, (ii) any Releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries if remediation of such condition would result in costs in excess of $10,000, and (iii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, in each case that has the likelihood to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any of its Subsidiaries, or the Agent's security interests pursuant to the Security Documents.

               12.5.3. NOTIFICATION OF CLAIMS AGAINST COLLATERAL. The Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject.

               12.5.4. NOTICE OF LITIGATION AND JUDGMENTS. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower or any of its Subsidiaries or which question the validity of the transactions contemplated hereby or any of the Loan Documents, and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $250,000.

               12.5.5. NOTICE OF MATERIAL ADVERSE CHANGE. The Borrower will promptly, and in any event within two (2) Business Days of the Borrower becoming aware thereof, notify the Agent and the Banks of any material adverse change in the business, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole.

        12.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company. The Borrower (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (except for ordinary wear and tear) and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this Section 12.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries or from dissolving any Subsidiary of the Borrower if such discontinuance or dissolution is, in the judgment of the Borrower, desirable in the conduct of its or their business and does not materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.

        12.7. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreements.

        12.8. TAXES. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each of its Subsidiaries will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

        12.9.  INSPECTION OF PROPERTIES AND BOOKS, ETC.

               12.9.1. GENERAL. The Borrower shall permit the Banks, through the Agent, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request.

               12.9.2. APPRAISALS. Upon the request of the Agent or the Majority Banks, the Borrower will from time to time obtain and deliver to the Agent appraisal reports in form and substance and from appraisers satisfactory to the Agent, stating (i) the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the equipment or real estate owned by the Borrower or any of its Subsidiaries and (ii) the then current business value of each of the Borrower and its Subsidiaries. All such appraisals shall be conducted and made at the expense of the Borrower if a Default or Event of Default shall have occurred and be continuing and at the expense of the Banks (ratably in accordance with their respective portions of the Total Commitment) at all other times.

               12.9.3. ENVIRONMENTAL ASSESSMENTS. The Agent may, at the discretion of the Agent or at the request of the Majority Banks, for the purpose of assessing and ensuring the value of any Mortgaged Property, obtain from time to time one or more environmental assessments or audits of such Mortgaged Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Agent to evaluate or confirm (i) whether any Hazardous Materials are present in the soil or water at such Mortgaged Property and (ii) whether the use and operation of such Mortgaged Property complies with all Environmental Laws. Environmental assessments may include without limitation detailed visual inspections of such Mortgaged Property including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Agent deems appropriate. All such environmental assessments shall be conducted and made at the expense of the Borrower (x) if a Default or Event of Default shall have occurred and be continuing, (y) in the event the Borrower or a Subsidiary acquires additional Mortgaged Property pursuant to Section 12.13; provided that such environmental assessment shall be limited to such additional Mortgaged Property, or (z) if the Agent or the Majority Banks reasonably believe (pursuant to a notice delivered in accordance with Section 12.5.2 or otherwise) that there could be Hazardous Materials present in the soil or water at such Mortgaged Property or that the use and operation of such Mortgaged Property may not comply with all Environmental Laws. At all other times such environmental assessments shall be at the expense of the Banks (ratably in accordance with their respective portions of the Total Commitment).

               12.9.4. COMMUNICATIONS WITH ACCOUNTANTS. The Borrower authorizes the Agent and, if accompanied by the Agent, the Banks to communicate directly with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries; provided that such accountants shall not be required to disclose to the Agent or the Banks any information that is the subject of a legally privileged communication with the Borrower. At the request of the Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 12.9.4.

        12.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will, and will cause each of its Subsidiaries to, comply with (i) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its charter documents and by-laws, (iii) all agreements and instruments by which it or any of its properties may be bound and (iv) all applicable decrees, orders, and judgments except, in each case, where the failure to do so would not have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

        12.11. EMPLOYEE BENEFIT PLANS. The Borrower will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Agent upon request a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in
respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

        12.12. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans and will obtain Letters of Credit solely for the purposes described in Section 11.17.

        12.13. ADDITIONAL MORTGAGED PROPERTY. If, after the Closing Date, the Borrower or any of its Subsidiaries acquires any real estate with a value in excess of $1,000,000 (other than real estate subject to a purchase money security interest permitted by Section 13.2(h)), the Borrower shall, or shall cause such Subsidiary to, forthwith deliver to the Agent a fully executed mortgage or deed of trust over such real estate, in form and substance reasonably satisfactory to the Agent, together with title insurance policies, surveys, evidences of insurance with the Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such real estate as the Agent may reasonably request. The Borrower further agrees that, following the taking of such actions with respect to such real estate, the Agent shall have for the benefit of the Banks and the Agent a valid and enforceable first priority mortgage or deed of trust covering such real estate, free and clear of all liens and encumbrances except for Permitted Liens.

        12.14. BANK ACCOUNTS. The Borrower will, and will cause each of its Subsidiaries to, together with the employees, agents and other Persons acting on behalf of the Borrower or such Subsidiary, cause all payments constituting proceeds of Accounts Receivable or other Collateral to be paid, in the form received, with any appropriate endorsements, in one of the accounts listed on
Schedule 11.20.

        12.15. INTEREST RATE PROTECTION ARRANGEMENTS. Not later than ninety (90) days after the Closing Date, the Borrower shall have entered into interest rate protection arrangements with BKB or one of the other Banks for a notional amount of not less than $7,500,000, for a term of not less than two (2) years, and on such other terms and conditions, including, without limitation, with respect to the interest rate cap applicable to such arrangements, as shall be reasonably satisfactory to the Agent.

        12.16. ADDITIONAL LANDLORD CONSENTS. The Borrower will use reasonable efforts to deliver to the Agent, no later than ninety (90) days after the Closing Date, all consents required for the Agent to receive a security interest under the Uniform Commercial Code (to the extent applicable thereto) in the interest of the Borrower and its Subsidiaries in such material leaseholds of real property as may be requested by the Agent, together in each case with such landlord's lien waivers and estoppel certificates as the Agent may request.

        12.17. FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

                13. CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

        The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans, the Swing Line Bank has any obligation to make Swing Line Loans or the Agent has any obligations to issue, extend or renew any Letters of Credit:

        13.1. RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

               (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

               (b) current liabilities and other obligations that are not overdue of the Borrower or such Subsidiary incurred in the ordinary course of business not incurred through (i) the borrowing of money or
        (ii) the obtaining of credit, except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

               (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 12.8;

               (d) Indebtedness in respect of judgments or awards (i) that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or (ii) in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

               (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

               (f) obligations under Capitalized Leases and Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower or such Subsidiary, provided that (i) the aggregate principal amount of all such Indebtedness of the Borrower and its Subsidiaries outstanding at any time shall not exceed the amount of $5,000,000 and (ii) in each such case the principal amount of such Indebtedness so incurred shall not exceed the cost of the real or personal property so acquired;

               (g) Indebtedness existing on the date hereof and listed and described on Schedule 13.1 hereto;

               (h) Indebtedness owing by Subsidiaries of the Borrower to the Borrower, so long such Indebtedness is subordinated to the prior payment in full of the Obligations and is evidenced by a promissory note that shall have been pledged and delivered to the Agent as security for the Obligations;

               (i) the Subordinated Debt;

               (j) Indebtedness arising out of the Bond Documents;

               (k) Indebtedness incurred for the purpose of refinancing Indebtedness described in clause (g) above; provided that such refinancing Indebtedness (i) has a weighted average life to maturity no shorter than the Indebtedness being refinanced, (ii) is on terms and conditions no more onerous to the Borrower or such Subsidiary than the Indebtedness being refinanced and (iii) is in a principal amount no greater than the Indebtedness being refinanced; and

               (l) other unsecured Indebtedness in an aggregate amount for all such Indebtedness not to exceed $1,000,000 at any time, so long as immediately after, and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing.

        13.2. RESTRICTIONS ON LIENS. The Borrower will not, nor will it permit any of its Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse (other than the license by the Borrower of software owned by it in the ordinary course of business, consistent with past practices); provided that the Borrower and any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

               (a) liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness permitted pursuant to Section 13.1(h);

               (b) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens to secure claims for labor, material or supplies in respect of obligations not overdue;

               (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

               (d) liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 13.1(d);

               (e) liens of carriers, warehousemen, mechanics and materialmen, and other like liens in existence less than one hundred twenty (120) days from the date of creation thereof in respect of obligations not overdue;

               (f) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

               (g) liens existing on the date hereof and listed on Schedule
        13.2 hereto;

               (h) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by
        Section 13.1(f), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired; and

               (i) liens in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents.

        13.3. RESTRICTIONS ON INVESTMENTS. The Borrower will not, nor will it permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

               (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower or such Subsidiary;

               (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States of America banks having total assets in excess of $1,000,000,000;

               (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "Prime-1" if rated by Moody's Investors Services, Inc., and not less than "A-1" if rated by Standard and Poor's Ratings Group;

               (d) mutual funds that invest solely in the Investments described in clauses (a), (b) or (c) above;

               (e) Investments existing on the date hereof and listed on
        Schedule 13.3 hereto;

               (f)  Investments consisting of the Guaranties;

               (g) (i) Investments by the Borrower in its Subsidiaries existing on the Closing Date, (ii) Investments by the Borrower or any of its Subsidiaries in a Guarantor, or (iii) Investments by the Borrower or any of its Subsidiaries in (A) a Subsidiary that is not a Guarantor and (B) joint ventures and Persons which are not Subsidiaries; provided the aggregate amount of such Investments outstanding pursuant to this subclause (iii) shall not, at any time, exceed $1,000,000;

               (h) Investments in Permitted Acquisitions;

               (i) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by Section 13.5.2;

               (j) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $500,000 in the aggregate at any time outstanding; and

               (k) Investments consisting of minority interests in the capital stock or other equity interests of businesses in the aviation industry not to exceed $1,000,000 in the aggregate at any time;

provided, however, that, with the exception of demand deposits referred to in
Section 13.3(b), the Guaranties referred to in Section 13.3(f), and loans and advances referred to in Section 13.3(j), such Investments will be considered Investments permitted by this Section 13.3 only if all actions have been taken to the satisfaction of the Agent to provide to the Agent, for the benefit of the Banks and the Agent, a first priority perfected security interest in all of such Investments, free of all encumbrances other than Permitted Liens.

        13.4. RESTRICTED PAYMENTS. The Borrower will not, nor will it permit any of its Subsidiaries to make any Restricted Payments other than (i) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Restricted Payments constituting (A) payment of dividends in respect of the common stock of the Borrower in an aggregate amount not to exceed $400,000 in any fiscal year of the Borrower (or following the conversion of all of the outstanding Subordinated Debt into common stock of the Borrower, $600,000), and (B) the repurchase or redemption from employees of the Borrower or its Subsidiaries of common stock of the Borrower or warrants to purchase such common stock when such employees cease to be employed by the Borrower or such Subsidiaries in an aggregate amount not to exceed $250,000 in any one fiscal year of the Borrower, (ii) the payment of dividends by Subsidiaries of the Borrower to the Borrower and (iii) the repayment or repurchase of Subordinated Debt in an aggregate principal amount not to exceed $7,000,000 from the proceeds of Acquisition Loans.

        13.5.  MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

               13.5.1. MERGERS AND ACQUISITIONS. The Borrower will not, nor will it permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except (a) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower or a Guarantor, with the Borrower or such Guarantor to be the survivor of such merger, (b) the merger or consolidation of two or more Subsidiaries of the Borrower which are not Guarantors, and (c) Permitted Acquisitions.

               13.5.2. DISPOSITION OF ASSETS. The Borrower will not, nor will it permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than an Asset Disposition the Net Cash Proceeds of which are used to prepay the Loans in accordance with Section 8 which repayment is accompanied, if applicable, by an equivalent and permanent reduction in the Total Revolving Credit Commitment or the Total Acquisition Loan Commitment.

        13.6. SALE AND LEASEBACK. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

        13.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will not, nor will it permit any of its Subsidiaries to, (i) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances in violation of any Environmental Law or in a manner which would bring such Real Estate in violation of any Environmental Law, (ii) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances in violation of any Environmental Law or in a manner which would bring such Real Estate in violation of any Environmental Law,
(iii) generate any Hazardous Substances on any of the Real Estate in violation of any Environmental Law or in a manner which would bring such Real Estate in violation of any Environmental Law, (iv) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release or threatened Release of Hazardous Substances on, upon or into the Real Estate in violation of any Environmental Law or in a manner which would bring such Real Estate in violation of any Environmental Law or (v) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, in each of the foregoing cases in a manner that has or is expected to have a materially adverse effect on the business, assets or financial condition of the Borrower or its Subsidiaries.

        13.8. EMPLOYEE BENEFIT PLANS. Neither the Borrower nor any ERISA Affiliate will:

               (a) engage in any "prohibited transaction" within the meaning of
        Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries;

               (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived;

               (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA;

               (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code; or

               (e) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, as of the latest valuation of each Guaranteed Pension Plan required by ERISA and based on the actuarial methods and assumptions employed in that valuation, and disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

        13.9. BANK ACCOUNTS. The Borrower will not, and will not permit any of its Subsidiaries to, establish or maintain any deposit account other than those listed on Schedule 11.20 hereto. In the event that the Borrower or a Subsidiary establishes or maintains any additional deposit accounts, it shall promptly give the Agent notice of such new accounts, setting forth the account numbers and locations thereof, which such notice shall be deemed to constitute an amendment to Schedule 11.20.

        13.10. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

        13.11. FISCAL YEAR. The Borrower will not change the date of the end of its fiscal year or of any fiscal quarter from that set forth in Section 11.23 hereof.

        13.12. PROHIBITION ON NEGATIVE PLEDGES. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into, or be or become bound by or subject to, any agreement prohibiting the creation or assumption of any lien or security interest upon its properties, whether now owned or hereafter acquired.

        13.13. RESTRICTION OF UPSTREAM LIMITATIONS. The Borrower will not, nor will it permit any of its Subsidiaries to, be or become bound by any restriction on the ability of such Subsidiary to make dividends or other Restricted Payments to the Borrower.

        13.14. CHARTER AMENDMENTS. The Borrower will not, nor will it permit any of its Subsidiaries to, amend any of the rights, privileges, or preferences of any class of its capital stock without the prior written consent of the Agent and the Majority Banks.

        13.15. CREATION OF SUBSIDIARIES. The Borrower shall not create any Subsidiary (other than Subsidiaries existing on the Closing Date and disclosed in Section 11.19 hereto) unless (a) one hundred percent (100%) of the capital stock or other equity interests of such Subsidiary are owned by the Borrower,
(b) prior to the formation of such Subsidiary, the Borrower shall notify the Agent and the Banks thereof, and (c) contemporaneously with the formation of such Subsidiary, the Borrower shall (i) take all steps as may be necessary or advisable in the opinion of the Agent to grant to the Agent, for the benefit of the Banks and the Agent, a perfected, first-priority pledge of one hundred percent (100%) or (sixty-five percent (65%) in the case of a Foreign Subsidiary) of the capital stock or other equity interest of such Subsidiary pursuant to a pledge agreement in form and substance satisfactory to the Agent, which such pledge agreement shall be a Security Document hereunder,
(ii) if such Subsidiary is a Domestic Subsidiary, cause such Subsidiary to guaranty all of the Obligations hereunder pursuant to a guaranty in form and substance satisfactory to the Agent, which such guaranty shall be a Security Document hereunder, and (iii) if such Subsidiary is a Domestic Subsidiary, cause such Subsidiary to take all steps as may be necessary or advisable in the opinion of the Agent to grant to the Agent, for the benefit of the Banks and the Agent, a first priority, perfected security interest in substantially all of its assets as collateral security for such Guaranty, pursuant to security documents, mortgages, pledges and other documents in form and substance satisfactory to the Agent, each of which documents shall be Security Documents hereunder.

        13.16. CONDUCT OF BUSINESS. None of the Borrower nor any of its Subsidiaries will conduct any business or operations other than those substantially similar to those conducted by each of them on the Closing Date.

        13.17. MODIFICATION OF DOCUMENTS. The Borrower will not amend, supplement or otherwise modify the Bond Documents or the Subordinated Debt Documents without the prior written consent of the Agent and the Majority Banks.

        13.18. PREPAYMENT OF OTHER INDEBTEDNESS. None of the Borrower, nor any of its Subsidiaries will repay, prepay, redeem, repurchase, retire or acquire any Indebtedness arising under the Bond Documents or any Subordinated Debt other than (i) Reimbursement Obligations in respect of the IRB Letter of Credit or
(ii) Indebtedness consisting of Subordinated Debt to the extent permitted by
Section 13.4.

                    14. FINANCIAL COVENANTS OF THE BORROWER.

        The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans, the Swing Line Bank has any obligation to make Swing Line Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

        14.1. LEVERAGE RATIO. The Borrower will not, at any time during any fiscal quarter ending on any date described in the table set forth below, permit the Leverage Ratio to exceed the ratio set forth opposite such date in such table:


           Fiscal Quarter Ending                                Ratio
           ---------------------                                -----
          Closing Date - 6/29/2000                          4.00 to 1.00
           6/30/2000 - 6/29/2001                            3.75 to 1.00
           6/30/2001 - 6/29/2002                            3.50 to 1.00
       6/30/2002 and for each fiscal                        3.25 to 1.00
         quarter ending thereafter

        14.2. SENIOR DEBT RATIO. The Borrower will not, at any time during any fiscal quarter ending on any date described in the table set forth below, permit the Senior Debt Ratio to exceed the ratio set forth opposite such date in such table:

           Fiscal Quarter Ending                                Ratio
           ---------------------                                -----
          Closing Date - 6/29/2000                          3.25 to 1.00
           6/30/2000 - 6/29/2001                            3.00 to 1.00
           6/30/2001 - 6/29/2002                            2.75 to 1.00
           6/30/2002 - 6/29/2003                            2.65 to 1.00
       6/30/2003 and for each fiscal                        2.50 to 1.00
         quarter ending thereafter

        14.3. DEBT SERVICE COVERAGE RATIO. The Borrower will not, at the end of any fiscal quarter ending on any date described in the table set forth below, permit the ratio of (a) Consolidated Operating Cash Flow, determined for the period of the four (4) consecutive fiscal quarters of the Borrower then ending, to (b) Consolidated Total Debt Service, determined for such period, to be less than the ratio set forth opposite such date in such table:

           Fiscal Quarter Ending                                Ratio
           ---------------------                                -----
          Closing Date - 6/29/2001                          1.25 to 1.00
       6/30/2001 and for each fiscal                        1.30 to 1.00
         quarter ending thereafter

        14.4. CONSOLIDATED TANGIBLE NET WORTH. The Borrower will not permit Consolidated Tangible Net Worth at any time to be less than the sum of (i) $18,775,000, plus (ii) on a cumulative basis for each fiscal quarter beginning with the fiscal quarter ended March 31, 1999, (A) one hundred percent (100%) of positive Consolidated Net Income of the Borrower and its Subsidiaries minus (B) $150,000 (but solely to the extent that (A) minus (B) is greater than $0).

        14.5. QUICK RATIO. The Borrower will not at any time during any period described in the table set forth below permit the ratio of (a) Consolidated Quick Assets to (b) the sum of (i) Consolidated Current Liabilities and (ii) to the extent not included within Consolidated Current Liabilities, the aggregate outstanding amount of all Loans (other than the Term Loan, the Acquisition Loans and obligations in respect of the Letters of Credit), to be less than the ratio set forth oppose such period in such table:

                   Period                                       Ratio
                   ------                                       -----
          Closing Date - 6/29/2001                          1.25 to 1.00
           6/30/2001 - 6/29/2002                            1.30 to 1.00
           6/30/2002 - 6/29/2003                            1.35 to 1.00
          6/30/2003 and thereafter                          1.40 to 1.00

        14.6. CAPITAL EXPENDITURES. The Borrower will not make, nor will it permit its Subsidiaries to make, Restricted Capital Expenditures (a) during the period from the Closing Date to June 30, 1999 that exceed, in the aggregate, $1,500,000 for such period and (b) in any fiscal year of the Borrower thereafter that exceed, in the aggregate, $4,000,000 for such fiscal year.

        14.7. CONSOLIDATED NET INCOME. The Borrower will not permit Consolidated Net Income of the Borrower and its Subsidiaries for any fiscal quarter ending after the Closing Date to be less than $1.00.

                             15. CLOSING CONDITIONS.

        The obligations of the Banks to make the initial Revolving Credit Loans, the initial Swing Line Loans, the initial Acquisition Loans and the Term Loans and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to March 10, 1999:

        15.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

        15.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. Each of the Banks shall have received from the Borrower and each of its Subsidiaries, a copy, certified by a duly authorized officer of each such Person to be true, correct and complete on the Closing Date, of each of (i) its charter or other incorporation documents as in effect on such date of certification, and (ii) its by-laws as in effect on such date.

        15.3. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each of its Subsidiaries, of this Credit Agreement and the other Loan Documents to which they are or are to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

        15.4. INCUMBENCY CERTIFICATE. Each of the Banks shall have received from each of the Borrower and each of its Subsidiaries, an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower and each of its Subsidiaries, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of each of the Borrower and each of its Subsidiaries, each of the Loan Documents to which each of the Borrower and each of its Subsidiaries, is or is to become a party; (ii) in the case of the Borrower, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (iii) to give notices and to take other action on their behalf under the Loan Documents.

        15.5. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Agent.

        15.6. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Agent shall have received from each of the Borrower and each of its Domestic Subsidiaries a completed and fully executed Perfection Certificate and the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance reasonably satisfactory to the Agent.

        15.7. MOTOR VEHICLE TITLES. The Agent shall have received all original certificates of title with respect to all motor vehicles owned by the Borrower or its Domestic Subsidiaries that are registered in accordance with applicable state or provincial registration statutes or regulations, together with duly completed applications, signed by the registered owners of such vehicles, to have the lien of the Agent, on behalf of itself and the Banks, noted on such certificates of title.

        15.8. LANDLORD CONSENTS. The Borrower and its Subsidiaries shall have delivered to the Agent the consents required for the Agent to receive, as part of the Security Documents, a security interest under the Uniform Commercial Code (to the extent applicable thereto) in the interest of the Borrower and its Subsidiaries in the leaseholds of real property described on Schedule 15.8, together in each case with such landlord's lien waivers and estoppel certificates as the Agent may request.

        15.9. FINANCIAL STATEMENTS, PROJECTIONS. The Agent and the Banks shall have received (a) copies of the financial statements, and projections referred to in Section 11.4, together with any updates or revisions thereto, and (b) any other information (financial and other information) reasonably requested by the Agent. All such financial statements, projections and other information shall be in form and substance reasonably satisfactory to the Agent.

        15.10. NO MATERIAL ADVERSE CHANGE. The Banks shall be satisfied that there shall have occurred no material adverse change in the business, operations, assets, properties or condition (financial or otherwise) of the Borrower or its Subsidiaries since the Balance Sheet Date.

        15.11. NO LITIGATION. No litigation, inquiry, injunction or restraining order shall be pending, entered or threatened that, in the reasonable opinion of the Banks, could reasonably be expected to have a material adverse effect on (i) the transactions contemplated hereby, (ii) the business, assets, liabilities (actual or contingent) operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, (iii) the ability of the Borrower to perform its obligations under the Loan Documents,
(iv) the rights and remedies of the Banks under the Loan Documents, or (v) the perfection or priority of any security interests granted to the Agent under the Loan Documents.

        15.12. NO ADVERSE INFORMATION. There shall exist no information in respect of the status of labor, union, collective bargaining, retirement, pension, accounting, tax, employee benefit, health or safety matters, or material contracts, leases or management services, involving the Borrower or any of its Subsidiaries that the Agent or the Banks reasonably believe has, or could reasonably be expected to have, a material adverse impact on the businesses, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries, or the financings contemplated hereby.

        15.13. SUBORDINATED DEBT DOCUMENTS AND BOND DOCUMENTS. The Borrower shall have provided the Banks and the Agent with copies, certified to be true, correct and complete of each of the Subordinated Debt Documents and Bond Documents.

        15.14. CERTIFICATES OF INSURANCE. The Agent shall have received a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, remaining the Agent as loss payee and additional insured, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements.

        15.15. OPINIONS OF COUNSEL. Each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance reasonably satisfactory to the Banks and the Agent, from McBreen, McBreen & Kopko New York and California counsel to the Borrower and its Subsidiaries.

        15.16. PAYOFF LETTERS. The Agent shall have received a payoff letter from Sanwa Bank California, indicating the amount of the loan obligations of the Borrower under the Prior Credit Agreement to be discharged on the Closing Date and describing in reasonable detail the letters of credit issued and outstanding under the Prior Credit Agreement, as to which the Agent will on the Closing Date issue Letters of Credit as security for the reimbursement obligations of the Borrower to Sanwa Bank California thereunder. The Agent shall have received payoff letters from the lenders of any other Indebtedness to be repaid on the Closing Date from the proceeds of the Loans and undertaking and agreeing, in the case of any such Indebtedness which is secured by any properties and assets of the Borrower or its Subsidiaries, to discharge and release such security of record promptly following receipt of the payoff amounts referred to therein.

        15.17. DISBURSEMENT INSTRUCTIONS. The Agent shall have received written disbursement instructions prepared by the Borrower with respect to the proceeds of the Term Loan, the initial Swing Line Loan (if any), the initial Revolving Credit Loan (if any) and Acquisition Loan (if any) to be made on the Closing Date.

        15.18. PAYMENT OF FEES. The Borrower shall have paid to the Banks or the Agent, as appropriate, the fees described in Sections 9.1 and 33 and all other fees and expenses, including, without limitation, the fees and expenses of the Agent's Special Counsel and expenses attributable to the Agent's commercial finance examination, required to be paid prior to the Closing Date hereunder.

                         16.  CONDITIONS TO ALL BORROWINGS.

        The obligations of the Banks to make any Loan, including the Revolving Credit Loans, the Acquisition Loans and the Term Loan (whether made on the Closing Date or the Second Term Loan Drawdown Date), of the Swing Line Bank to make any Swing Line Loan, and of the Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

        16.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of each of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents, in any Loan Request or request for the issuance, extension or renewal of a Letter of Credit or any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which it was made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date). After the making of such Loan or the issuance, extension or renewal of such Letter of Credit and any Permitted Acquisition to be made in connection therewith, no Default or Event of Default shall have occurred and be continuing. The Agent shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

        16.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan, to acquire a participating interest in such Swing Line Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Swing Line Bank would make it illegal for the Swing Line Bank to make such Swing Line Loan or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit.

        16.3. GOVERNMENTAL REGULATION. Each Bank shall have received any statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

        16.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

        16.5. ADDITIONAL CONDITIONS TO ACQUISITION LOANS. The making of any Acquisition Loan hereunder shall also be subject to the satisfaction of the conditions precedent that the Agent shall have received evidence satisfactory to it that:

               (a) after giving effect to such Acquisition Loan and any proposed Permitted Acquisition to be made in connection therewith, the Total Revolving Credit Commitment minus (i) the outstanding amount of all Revolving Credit Loans, (ii) the outstanding amount of all Swing Line Loans, and (iii) the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, shall be not less than $15,000,000;

               (b) the Borrower shall have delivered to the Agent a statement certified by the principal financial or accounting officer of the Borrower demonstrating with computations in reasonable detail that after giving effect to such Loan and any proposed Permitted Acquisition to be made in connection therewith the Borrower shall be in compliance, on a Pro Forma Basis, with the covenants contained in Sections 14.1 and 14.2, decreasing, for this purpose, the applicable ratio levels by 0.25 to
        1.00 so that, by way of example, if the covenant set forth in Section
        14.1 prohibits the Leverage Ratio from exceeding 4.00 to 1.00, the Borrower shall demonstrate on a Pro Forma Basis that the Leverage Ratio does not exceed 3.75 to 1.00; and

               (c) the proposed acquisition, in the case of an Acquisition Loan the proceeds of which are to be used for the purpose of making a Permitted Acquisition, complies with each of the requirements set forth in the definition of "Permitted Acquisition".

                   17. EVENTS OF DEFAULT; ACCELERATION; ETC.

        17.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default") shall occur:

               (a) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

               (b) the Borrower or any of its Subsidiaries shall fail to pay any interest on the Loans, the Commitment Fees, any Letter of Credit Fee, or other sums due hereunder or under any of the other Loan Documents to which it is a party, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment and such failure shall continue for three (3) Business Days;

               (c) the Borrower shall fail to comply with any of its covenants contained in Sections 12.2, 12.4, 12.5, the first sentence of 12.6, 12.7, 12.10, 12.12, 12.14 through 12.16, 13.1 through 13.8, 13.10 through 13.14, 13.17, 13.18 or 14;

               (d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 17.1) and such failure shall continue for fifteen (15) days after written notice of such failure has been given to the Borrower by the Agent;

               (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

               (f) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases, in each case, where the aggregate principal amount thereof is in excess of $1,000,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases, in each case, where the aggregate principal amount thereof is in excess of $1,000,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

               (g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any such Person or of any substantial part of the assets of any such Person or shall commence any case or other proceeding relating to any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any such Person and any such Person shall indicate in writing its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

               (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

               (i) there shall remain in force, undischarged, unsatisfied, unstayed, and not bonded pending appeal, for more than thirty (30) days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against any such Person exceeds in the aggregate $250,000;

               (j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower, or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

               (k) the Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $250,000, or the Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $250,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of Section 302(f)(1) of ERISA), provided that the Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $250,000 and
        (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

               (l) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

               (m) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any of its Subsidiaries;

               (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Borrower or such Subsidiary;

               (o) the Borrower or any of its Subsidiaries shall be indicted for a state or any civil or criminal action shall otherwise have been brought against the Borrower or any of its Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of the Borrower or such Subsidiary having a fair market value in excess of $500,000;

               (p) any default or event of default under the Subordinated Debt Documents shall have occurred and be continuing, or the Subordinated Debt shall be paid, prepaid, redeemed or repurchased in whole or in part other than as expressly permitted by the terms of this Credit Agreement;

               (q) a "Change in Control" under and as defined in the Subordinated Debt Documents shall have occurred, or a "Repurchase Offer" under and as defined in the Subordinated Debt Documents shall have been made;

               (r) any default or event of default under the Bond Documents shall have occurred and be continuing;

               (s) the Borrower shall at any time, directly or indirectly, own beneficially and of record less than one hundred percent (100%) of the Voting Stock or other capital stock of each of the Subsidiaries; or

               (t) (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) other than the Management Investors, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of (A) 20% or more of the outstanding shares of common stock of the Borrower or (B) a greater percentage of the outstanding shares of the Common Stock of the Borrower than is then owned collectively by the Management Group; or (ii) during any period of twelve (12) consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Sections 17.1(g) or 17.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

        17.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Section 17.1(g) or Section 17.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrower, the Swing Line Bank shall be relieved of all further obligations to make Swing Line Loans to the Borrower and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans to the Borrower, the Swing Line Bank shall be relieved of all further obligations to make Swing Line Loans to the Borrower and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve any of the Borrower or any of its Subsidiaries of any of the Obligations.

        17.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 17.1, each Bank, if owed any amount that has become due with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation or participating interest in any Swing Line Loan is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

        17.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

               (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

               (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however, that (i) distributions in respect of such Obligations shall be made pari passu among Obligations with respect to any fees which may be payable to the Agent and all other Obligations, (ii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata; and (iii) the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

               (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

               (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

                                   18. SETOFF.

        Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (i) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank or constituting such Bank's participating interest in any Swing Line Loans, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank or constituting such Bank's participating interest in any Swing Line Loans, and (ii) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, or the participating interest in any Swing Line Loans of, such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, or the participating interest in any Swing Line Loans of, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, or the participating interest in any Swing Line Loans of, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement Obligations owed it or the participating interest in any Swing Line Loans, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                 19. THE AGENT.

        19.1.  AUTHORIZATION.

               (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

               (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

               (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

        19.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

        19.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

        19.4.  NO REPRESENTATIONS.

               19.4.1. GENERAL. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the creditworthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

               19.4.2. CLOSING DOCUMENTATION, ETC. For purposes of determining compliance with the conditions set forth in Section 15, each Bank that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Agent or the Arranger to such bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to, approved by, or satisfactory to, such Bank, unless an officer of the Agent or the Arranger active on the Borrower's account shall have received notice from such Bank prior to the Closing Date specifying such Bank's objection thereto and such objection shall not have been withdrawn by notice to the Agent or the Arranger to such effect on or prior to the Closing Date.

        19.5.  PAYMENTS.

               19.5.1. PAYMENTS TO AGENT. A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank or the Swing Line Bank shall constitute a payment to such Bank or the Swing Lien Bank, as the case may be. The Agent agrees promptly to distribute (a) to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks, and (b) to the Swing Line Bank payments received by the Agent for the account to the Swing Line Bank, in each case except as otherwise expressly provided herein or in any of the other Loan Documents.

               19.5.2. DISTRIBUTION BY AGENT. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution thereof until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

               19.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that (i) fails to make available to the Agent its pro rata share of any Revolving Credit Loan, Acquisition Loan or the Term Loan, fails to make available to the Swing Line Bank its pro rata share of any Swing Line Loan, or fails to purchase any Letter of Credit Participation or (ii) fails to comply with the provisions of Section 18 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

        19.6. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

        19.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent and its affiliates have not been reimbursed by the Borrower as required by Section 20), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's or such affiliate's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's or such affiliate's willful misconduct or gross negligence.

        19.8. AGENT AS BANK. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges with respect to its Commitments and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent and the Swing Line Bank.

        19.9. RESIGNATION. The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty
(30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Ratings Group. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

        19.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 19.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

        19.11. DUTIES IN THE CASE OF ENFORCEMENT. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (i) so requested by the Majority Banks and (ii) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

                                 20. EXPENSES.

        The Borrower agrees to pay (i) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (ii) any taxes

(including any interest and penalties in respect thereto) payable by the Agent or any of its Affiliates or any of the Banks (other than taxes based upon the Agent's, such Affiliate's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement and the other Loan Documents (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (iii) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, negotiation, administration or interpretation of the Loan Documents, the other Loan Documents and the other instruments mentioned herein, each closing hereunder, syndications of the Loans, and amendments, modifications, approvals, consents or waivers hereto or hereunder and assignments hereunder, and/or the cancellation of any Loan Document upon payment in full in cash of the Obligations, (iv) the fees, expenses and disbursements (including, without limitation, fees, expenses and disbursements incurred in connection with due diligence) of the Agent and its Affiliates incurred by the Agent and its Affiliates in connection with the structuring, negotiation, preparation, syndication, administration, delivery, waiver, modification or interpretation of the Loan Documents, the other Loan Documents and the other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal charges, (v) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents or the administration thereof after the occurrence of a Default or Event of Default,
(B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with, the Borrower or any of its Subsidiaries and (C) the initial and on-going collateral monitoring, commercial finance examinations, and field examination expenses and appraisal and environmental survey expenses; and (vii) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings or mortgage recordings. The covenants of this
Section 20 shall survive payment or satisfaction of all other Obligations.

                              21. INDEMNIFICATION.

        The Borrower agrees to indemnify and hold harmless the Agent, the Banks and their respective affiliates from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses (excluding loss of anticipated profits), damages and expenses of every nature and character arising out of the transactions contemplated hereby, this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (i) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (ii) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries, (iii) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Document, or (iv) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 21 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 21 shall survive payment or satisfaction in full of all other Obligations.

                         22. SURVIVAL OF COVENANTS, ETC.

        All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents, in any Loan Request or request for the issuance, extension or renewal of a Letter of Credit, or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries in connection with the transactions contemplated hereby and the Loan Documents shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans, the Swing Line Bank has any obligation to make any Swing Line Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder on and as of the date so delivered.

        23. ASSIGNMENT AND PARTICIPATION.

        23.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Revolving Credit Commitment Percentage and Revolving Credit Commitment, its Acquisition Loan Commitment Percentage and Acquisition Loan Commitment, its Term Percentage, and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the Swing Line Loans and the risk relating to any Letters of Credit); provided that (i) each of the Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such assignment, which consent, in the case of the Borrower, will not be unreasonably withheld, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, and shall be in the same proportion to the assigning Bank's Revolving Credit Commitment, Acquisition Loan Commitment, the Loans owing to it, the Notes held by it and its participating interest in the Swing Line Loans and the risk relating to Letters of Credit, (iii) each assignment shall be in an amount that is a whole multiple of $5,000,000 (or if less, such Bank's entire Commitments hereunder) and (iv) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit D hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 23.3, be released from its obligations under this Credit Agreement.

        23.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

               (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

               (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

               (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 11.4 and Section 12.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

               (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

               (e) such assignee represents and warrants that it is an Eligible Assignee;

               (f) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

               (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

               (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

               (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

        23.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitments and Commitment Percentages of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500.

        23.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. If requested by such Assignee, within five (5) Business Days of issuance of any new Notes pursuant to this Section 23.4, the Borrower shall, at its own expense, deliver an opinion of counsel, addressed to the

Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrower.

        23.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (i) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (ii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitments of such Bank as it relates to such participant, reduce the amount of any Commitment Fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

        23.6. DISCLOSURE. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) not to disclose such information to a third party, except as required by law or legal process and
(iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation. For purposes of this Section
23.6 an assignee or participant or potential assignee or participant may include a counterparty with whom such Bank has entered into or potentially might enter into a derivative contract referenced to credit or other risks or events arising under this Credit Agreement or any other Loan Document.

        23.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 17.1 or Section 17.2, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the

Loans or Reimbursement Obligations. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to
Section 17.1 or Section 17.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans or Reimbursement Obligations to the extent of such participation.

        23.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to Section 21 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this Section 23 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to (a) any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341 or (b) to a lender to such Bank (or a trustee therefor) in connection with a bona fide financing transaction. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

        23.9. ASSIGNMENT THE BORROWER. Neither the Borrower nor any of its Subsidiaries shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                                24. NOTICES, ETC.

        Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by facsimile and confirmed by delivery via courier or postal service, addressed as follows:

               (a) if to the Borrower, at 5456 McConnell Avenue, Los Angeles, California 90066, Attention: Randy E. Ajer, CFO, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

               (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, Attention: Transportation Division, Mail Stop 01-08-01, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

               (c) if to any Bank, at such Bank's address set forth on Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

        Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile (which may be evidenced by the receipt of a transmission confirmation report from the sending facsimile machine) or (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               25. GOVERNING LAW.

        THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 24. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                  26. HEADINGS.

        The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                27. COUNTERPARTS.

        This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           28. ENTIRE AGREEMENT, ETC.

        The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 30.

                           29. WAIVER OF JURY TRIAL.

        THE BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS AND OBLIGATIONS. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower hereby (i) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement and the other Loan Documents to which they are a party by, among other things, the waivers and certifications contained herein.

                     30. CONSENTS, AMENDMENTS, WAIVERS, ETC.

        Any consent or approval required or permitted by this Credit Agreement to be given by all of the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, (a) the outstanding principal amount of the Notes may not be reduced, the amortization of the Notes may not be lengthened, the maturity of the Notes may not be extended, the amount of the Commitments of the Banks may not be increased, the rate of interest on the Notes (other than interest accruing pursuant to Section
9.10.2 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto) and the amount of Commitment Fees or Letter of Credit Fees hereunder may not be reduced, and no substantial portion of the Collateral (other than in connection with dispositions of Collateral permitted hereunder) or any guarantee of the Obligations may be released, in each case without the written consent of each Bank affected thereby; (b) this Section 30 and the definition of Majority Banks may not be amended without the written consent of all of the Banks; (c) the amount of any fees or Letter of Credit Fees payable for the Agent's account, Sections 5 and 19 may not be amended without the written consent of the Agent; and (d) no amendment, waiver or consent shall affect the rights and obligations of the Swing Line Bank without the written consent of the Swing Line Bank in addition to the Banks required above to take such action. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                               31. SEVERABILITY.

        The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

                               32. CONFIDENTIALITY

        Each of the Banks and the Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this Section 32, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or the Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or the Agent, or to auditors or accountants, (e) to the Agent, any Bank or any of their Affiliates, (f) in connection with any litigation to which any one or more of the Banks, the Agent or any such Affiliate is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, or (g) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of Section 23.6. The obligations of each Bank under this Section 32 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Bank.

                 33. PRIOR REIMBURSEMENT AGREEMENT SUPERSEDED.

        The parties to the Prior Reimbursement Agreement hereby agree that, except as provided below, on and as of the Closing Date this Credit Agreement and the other Loan Documents shall supersede the Prior Reimbursement Agreement and that from and after the Closing Date the rights and obligations of the parties evidenced by the Prior Reimbursement Agreement shall be evidenced by this Credit Agreement and the other Loan Documents; provided that the nothing in this Section 33 shall limit the obligations of the Borrower or the other parties to the Prior Reimbursement Agreement in respect of paragraphs 7(g), 10(g) or 11(l) thereof or any other provisions of the Prior Reimbursement Agreement that by their terms survive termination of the Prior Reimbursement Agreement or payment of the L/C Obligations (as defined in the Prior Reimbursement Agreement). All letter of credit fees, other fees, interest and expenses, if any, owing or accrued under or in respect of the Prior Reimbursement Agreement through the Closing Date shall be calculated as of the Closing Date (pro-rated in the case of any fractional periods), and shall be paid on the Closing Date.

        IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as an instrument under seal as of the date first set forth above.

                                       MERCURY AIR GROUP, INC.



                                       By: _____________________________________
                                           Name:
                                           Title:

                                       BANKBOSTON, N.A., individually
                                       and as Agent


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       SANWA BANK CALIFORNIA


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       MELLON BANK, N.A.



                                       By: _____________________________________
                                           Name:
                                           Title:

                                       UNION BANK OF
                                       CALIFORNIA, N.A.


                                       By: _____________________________________
                                           Name:
                                           Title:

                                   SCHEDULE 1

                   Banks; Commitments; Commitment Percentages


                                        Revolving                           Acquisition
          Banks; Addresses;               Credit                                Loan       Acquisition
      Domestic Lending Offices;         Commitment     Revolving Credit      Commitment       Loan           Term       Portion of
     Eurodollar Lending Offices         Percentage        Commitment         Percentage    Commitment      Percentage    Term Loan
     --------------------------         ----------     ----------------     -----------    -----------     ----------   ----------
    BankBoston, N.A.
    100 Federal Street, 01-08-01           37.5%         $15,000,000           37.5%      $ 5,625,000        37.5%      $9,375,000
    Boston, MA  02110
    Attn: Transportation Division

    Sanwa Bank California
    Sanwa Bank Plaza                         25%         $10,000,000             25%      $ 3,750,000          25%      $6,250,000
    601 S. Figueroa Street, W8-12
    Los Angeles, CA 90017
    Attn: Robinson T. Kaspar

    Mellon Bank, N.A.
    400 S. Hope Street, 5th Floor         18.75%         $ 7,500,000          18.75%      $ 2,812,500       18.75%      $4,687,500
    Los Angeles, CA 90071
    Attn: Richard M. McNiven

    Union Bank of California, N.A.        18.75%         $ 7,500,000          18.75%      $ 2,812,500       18.75%      $4,687,500
    445 S. Figueroa St., 10th Floor
    Los Angeles, CA 90071
    Attn: Thomas Nations

    TOTAL                                   100%         $40,000,000            100%      $15,000,000         100%     $25,000,000
